                                                                    EXHIBIT 10.2

                               TABLE OF CONTENTS
                          PURCHASE AND SALE AGREEMENT
                              (PO/MTBE BUSINESS)

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                                   PART ONE:

                 SUBJECT MATTER OF THE AGREEMENT: DEFINITIONS
                           AND RULES OF CONSTRUCTION

Section 1.1       Subject Matter............................................   1

Section 1.2       Definitions...............................................   1

Section 1.3       Rules of Construction.....................................  14
                  (a) General...............................................  14
                  (b) Parts and Sections....................................  14
                  (c) Other Agreements......................................  14

                                    PART TWO:

                          PURCHASE OF PO/MTBE BUSINESS,
                 PURCHASE PRICE AND TRANSFER OF PO/MTBE BUSINESS

Section 2.1       Purchase and Sale of PO/MTBE Business.....................  14

Section 2.2       Purchase Price............................................  15

Section 2.3       Transfer of the Assets, Etc...............................  15
                  (a) Transfer of Assets....................................  16
                  (b) Assumed Liabilities...................................  16
                  (c) Adjusted Interim Cash Flow............................  17
                  (d) Non-Assumed Liabilities...............................  17

Section 2.4       Working Capital...........................................  17
                  (a) Estimated Working Capital.............................  17
                  (b) Determination of Closing Working Capital..............  17
                  (c) Adjustment Payment....................................  18
                  (d) Uncollected Accounts Receivable.......................  18

Section 2.5       Payment...................................................  19
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                                       i
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                                  PART THREE:

                        REPRESENTATIONS AND WARRANTIES

Section 3.1       Seller....................................................    19
                  (a) Organization and Standing of Seller...................    19
                  (b) Authority.............................................    19
                  (c) Validity of Agreement.................................    19
                  (d) No Violation..........................................    19
                  (e) No Consent Required...................................    20
                  (f) Financial Statements..................................    20
                  (g) Changes...............................................    20
                  (h) Conduct of Business...................................    22
                  (i) Litigation............................................    22
                  (j) No Undisclosed Liabilities............................    22
                  (k) Intellectual Property Rights..........................    23
                  (l) Working Capital.......................................    24
                  (m) Taxes.................................................    24
                  (n) Disclosure............................................    25
                  (o) Revenues, Costs of Goods Sold and Expenses............    25

Section 3.2       Company...................................................    26
                  (a) Organization and Standing of Company..................    26
                  (b) Authority.............................................    26
                  (c) Validity of Agreement.................................    26
                  (d) No Violation..........................................    26
                  (e) No Consent Required...................................    27
                  (f) Litigation............................................    27
                  (g) Contracts.............................................    27
                  (h) Title to the Assets...................................    28
                  (i) Condition and Repair..................................    29
                  (j) Compliance with Applicable Law........................    29
                  (k) Employees.............................................    30
                  (l) Bank Accounts.........................................    30
                  (m) Inventories...........................................    30
                  (n) Manufacture of PO/MTBE................................    30
                  (o) ERISA Plan Administration.............................    30
                  (p) ERISA; Qualified Plans................................    31
                  (q) Supporting Assets.....................................    31

Section 3.3       Buyer.....................................................    31
                  (a) Organization and Standing of Buyer....................    31
                  (b) Authority.............................................    31
                  (c) Validity of Agreement.................................    31
                  (d) No Violation..........................................    31
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                                      ii
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                  (e) No Consent Required...................................    32
                  (f) Litigation............................................    32
                  (g) Corporate Documents...................................    32
                  (h) Subsidiaries..........................................    32
                  (i) ownership of Common Stock.............................    33
                  (j) Buyer Capitalization..................................    33
                  (k) options or Warrants...................................    33
                  (l) ERISA; Prohibited Transaction.........................    34
                  (m) Employment Offers.....................................    34
                  (n) Disclosure............................................    34

Section 3.4       No Other Warranties.......................................    34


                                   PART FOUR:

                      COVENANTS REGARDING PO/MTBE BUSINESS

Section 4.1       Covenants of Seller.......................................    35
                  (a) Conduct of Business...................................    35
                  (b) Access to Properties and Information..................    37
                  (c) Intercompany Accounts.................................    37
                  (d) Seller's Non-Compete..................................    37
                  (e) No Solicitation.......................................    37
                  (f) Title to the Properties...............................    38
                  (g) Citibank Lease........................................    38
                  (h) Delivery of Additional Data...........................    38
                  (i) Merox.................................................    39

Section 4.2       Covenants of Buyer........................................    39
                  (a) Performance Bonds, Guaranties, Etc....................    39
                  (b) Use of Texaco Mark....................................    39
                  (c) Accounts Receivable...................................    40
                  (d) Insurance Claims......................................    40
                  (e) Buyer's Release of Insurance Policies.................    40
                  (f) Non-Assertion of Claims...............................    40
                  (g) Offset Rights.........................................    41
                  (h) Capital Structure.....................................    41
                  (i) Intellectual Property License.........................    41
                  (j) PO Sales..............................................    41

Section 4.3       Covenants of Seller and Buyer.............................    42
                  (a) Compliance with Conditions Precedent..................    42
                  (b) Brokers...............................................    42
                  (c) Certain Filings and Consents..........................    42
                  (d) Press Release.........................................    43
                  (e) Post-Closing Access...................................    43
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                                      iii
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                  (f) Further Assurances....................................    43
                  (g) Transfer of Permits...................................    44

Section 4.4       Confidentiality...........................................    44
                  (a) Information...........................................    44
                  (b) Confidentiality.......................................    45
                  (c) Exceptions............................................    45
                  (d) Legally Compelled.....................................    46
                  (e) Specific Information..................................    46
                  (f) Expiration............................................    47

Section 4.5       Huntsman Agreements, New Service Agreements, Etc..........    47
                  (a) Huntsman Agreements...................................    47
                  (b) New Service Agreements................................    47
                  (c) Quarterly Report......................................    48
                  (d) Audit Rights..........................................    49


                                   PART FIVE:

                         COVENANTS REGARDING THE COMPANY


Section 5.1       Covenants of Seller and Buyer.............................    50
                  (a) Employees.............................................    50
                  (b) No Solicitation.......................................    50
                  (c) Compensation..........................................    50
                  (d) No Termination........................................    50
                  (e) Buyer Benefit Plans...................................    50
                  (f) Defined Benefit Plans.................................    51
                  (g) Separation............................................    52
                  (h) Participant List, Etc.................................    53
                  (i) Defined Contribution Plans............................    53
                  (j) Account Balances......................................    53
                  (k) Welfare Benefit Plans.................................    54
                  (l) Disability............................................    54
                  (m) Vacation..............................................    54
                  (n) Retirees..............................................    55
                  (o) Reimbursement, Etc....................................    55
                  (p) Employment Claims.....................................    56

                                    PART SIX:

                                  ENVIRONMENTAL

Section 6.1       Definitions...............................................    56

Section 6.2       Seller's Responsibilities.................................    57
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                                      iv
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                  (a) Seller's Indemnity..........................................   57
                  (b) Limitations.................................................   57

Section 6.3       Buyer's Responsibilities........................................   61
                  (a) Buyer's Indemnity...........................................   61
                  (b) Limitations.................................................   61
                  (c) Changes in Condition........................................   62

Section 6.4       Covenant of Cooperation.........................................   63

Section 6.5       Performance of Remedies.........................................   64
                  (a) Performance of Work.........................................   64
                  (b) Performance of Remediation..................................   65
                  (c) Seller's Satisfaction of Responsibilities...................   66
                  (d) Access......................................................   67

Section 6.6       Environmental Assessments.......................................   67
                  (a) Phase I Environmental Assessment............................   67
                  (b) Industry Practice...........................................   67

Section 6.7       Procedure for Claiming Reimbursement............................   67

Section 6.8       Exclusive Remedies..............................................   68

                                  PART SEVEN:

                                INDEMNIFICATION

Section 7.1       Seller's Indemnification........................................   68

Section 7.2       Buyer's Indemnification.........................................   68

Section 7.3       Defense of Action...............................................   69

Section 7.4       Payments........................................................   70
                  (a) Indemnity Payments..........................................   70
                  (b) Tax Benefit.................................................   70
                  (c) Additional Indemnity Tax....................................   70


                                  PART EIGHT:

                                     TAXES

Section 8.1       Sales and Transfer Taxes........................................   71
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                                       v

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Section 8.2       Tax Proceedings..................................................  71

Section 8.3       Payment and Apportionment of Real and Personal Property Taxes....  72
                  (a) Real and Personal Property Taxes.............................  72
                  (b) Liability and Right to Pursue Claims.........................  72

Section 8.4       Allocation of the Purchase Price.................................  72

Section 8.5       Cooperation......................................................  73
                  (a) Real Property Tax Assessment.................................  73
                  (b) Access to Tax Documents......................................  73

Section 8.6       Equity...........................................................  74

Section 8.7       FIRPTA Certificate...............................................  74

Section 8.8       Preservation of Records..........................................  74

Section 8.9       Conflict.........................................................  75


                                  PART NINE:

                             CONDITIONS PRECEDENT

Section 9.1       Conditions Precedent of Buyer....................................  75
                  (a) Representations and Warranties True at Closing...............  75
                  (b) Compliance with Agreement....................................  75
                  (c) Certified Resolutions and Officers' Certificate..............  75
                  (d) Approval of Proceedings......................................  76
                  (e) Opinion of Counsel...........................................  76
                  (f) Injunction...................................................  76
                  (g) Consents.....................................................  76
                  (h) Engineering Service Agreements...............................  76

Section 9.2       Conditions Precedent of Seller...................................  77
                  (a) Representations and Warranties True at Closing...............  77
                  (b) Compliance with Agreement....................................  77
                  (c) Certified Resolutions and Officers' Certificate..............  77
                  (d) Approval of Proceedings......................................  77
                  (e) Opinion of Counsel of Buyer..................................  78
                  (f) Injunction...................................................  78
                  (g) Consents.....................................................  78
                  (h) Engineering Service Agreement................................  78
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                                      vi

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                  (i) MTBE Supply Agreement.......................................   78

                                   PART TEN:

                                 MISCELLANEOUS

Section 10.1      Notices.........................................................   78

Section 10.2      Modification....................................................   79

Section 10.3      Governing Law...................................................   79

Section 10.4      Assignment......................................................   79
                  (a) No Assignment...............................................   79
                  (b) Assignment Rights...........................................   80
                  (c) Related Party Assignment....................................   80
                  (d) Financing...................................................   81
                  (e) Structured Sale.............................................   81

Section 10.5      Counterparts....................................................   81

Section 10.6      Invalidity......................................................   82

Section 10.7      Entire Agreement and Construction...............................   82

Section 10.8      Expenses........................................................   83

Section 10.9      Waivers and Amendments..........................................   83

Section 10.10     Survival of Representations and Covenants.......................   83

Section 10.11     Section Headings................................................   84

Section 10.12     Termination.....................................................   84

Section 10.13     Dispute Resolution..............................................   85
                  (a) Generally...................................................   85
                  (b) Violations..................................................   85

                          PURCHASE AND SALE AGREEMENT
                              (PO/MTBE BUSINESS)

     THE AGREEMENT, dated as of March 21 1997, entered into among Texaco Inc., a Delaware corporation, having an office at 2000 Westchester Avenue, white Plains, New York 10650 ("Seller"), Texaco Chemical Inc., a Delaware corporation, having an office at 3040 Post Oak Boulevard, Houston, Texas 77056 ("Company") and Huntsman Specialty Chemicals Corporation, a Delaware corporation having an office at 500 Huntsman Way, Salt Lake City, Utah 84108 ("Buyer").


                                   PART ONE

                 SUBJECT MATTER OF THE AGREEMENT: DEFINITIONS
                           AND RULES OF CONSTRUCTION


    Section 1.1  Subject Matter. The subject matter of the Agreement is: (i)
                 --------------
the sale to Buyer by Seller, the Company and TDC, as the case may be, of the Assets; (ii) the purchase by Buyer of the Assets; (iii) the assumption of the Assumed Liabilities by Buyer; and (iv) the terms and conditions upon which the foregoing transactions shall take place.

    Section 1.2  Definitions. For purposes of the Agreement, except as otherwise
                 -----------
expressly provided herein, the terms defined in this Section 1.2 have the meanings herein assigned to them, and the capitalized terms defined elsewhere in the Agreement by inclusion in quotation marks and parentheses have the meanings so ,ascribed to them.

         "Adjusted Interim Cash Flow" means a positive or negative amount, as
          --------------------------
    the case may be, equal to the sum of:

    (a)  The sum (expressed as a positive amount) of:

         (i) collections received on notes and accounts receivable of the PO/MTBE Business after the Effective Date and ending with the Closing Date, whether collected by the Company or by Seller or its Affiliates, excluding intercompany accounts other than Included Intercompany Accounts;

         (ii) current liabilities of the PO/MTBE Business, other than Excluded Liabilities and excluding intercompany accounts other than Included Intercompany Accounts, which existed at the Effective Date but were not included on the Final Statement,

         (iii) the value of any claims or rights under Contracts relating to the PO/MTBE Business which Seller or any Affiliate has disposed of, waived or permitted to lapse on or after the Effective Date,

         (iv) the value of any debts owed to the PO/MTBE Business which were cancelled after the Effective Date and prior to the Closing Date excluding intercompany accounts other than Included Intercompany Accounts, and

         (v) to the extent not included in clause (a) (i) above the value of the proceeds from the transfer or other disposition of any Asset, other than Excluded Assets, disposed of by Seller or any Affiliate on or after the Effective Date, and

    (b)  the sum (expressed as a negative amount) of:

         (i) the sum of payments made by the Company or by any Affiliate after the Effective Date and ending with the Closing Date with respect to:

                (x) Assumed Liabilities; and

                (Y) Other current liabilities of the PO/MTBE Business excluding: the Citibank lease and the termination thereof; Taxes relating to periods prior to and ending with the Effective Date and Income Taxes after the Effective Date; all fees and expenses relative to the Agreement and related transactions; and intercompany accounts other than Included Intercompany Accounts;

         (ii) current Assets of the PO/MTBE Business other than Excluded Assets, cash, cash equivalents, deferred Income Taxes, and excluding intercompany accounts other than Included Intercompany Accounts which existed at the Effective Date but were not included on the Final Statement; and

         (iii) to the extent not included in either (b)(i)above or in the Final Statement, the prorated (by calendar days) expenses of the PO/MTBE Business for the period after the Effective Date and ending on the Closing Date for Employees' salaries and wages, employee plans and benefits, payroll Taxes and redistributed expenses charged for service department activity, but excluding salaries and wages expenses for bonus payments, in all cases in the ordinary course of business.

         "Affiliate" means, with respect to any specified Person, any other
          ---------
    Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by", and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and, it being understood and agreed that with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty percent (%50 of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

         "Agreement" means this Purchase and Sale Agreement (PO/MTBE Business),
          ---------
    including the Schedules and Exhibits hereto.

         "Assets" means the PO/MTBE Assets and the Intellectual Property.
          ------

         "Assumed Liabilities" means (i) current liabilities of the Company as
          -------------------
    of the Effective Date relating to the PO/MTBE Business which were both incurred in the ordinary course of business and set forth on the Final Statement, it being understood that, except for Included Intercompany Accounts, all other intercompany accounts (representing amounts due from or payable to Seller or Seller's Affiliates by the Company) for activity occurring prior to and including the Effective Date, shall be excluded, (ii) obligations of the Company arising and relating to periods after the Effective Date under the Contracts relating to the PO/MTBE Business made prior to the Closing Date, in the ordinary course of business consistent with past practices (other than (x) the Contracts set forth on Schedule 3.2(g), (y) the Contracts set forth on Schedule 2.3(c) and (z) any such other ordinary course Contracts with Seller or any of its Affiliates), (iii) obligations of the Company arising and relating to periods after the Effective Date under Contracts as set forth on Schedule 3.2 (g) (other than the Contracts set forth on 2.3(c)) and (iv) capital expenditure obligations arising after the Effective Date under contracts made prior to the Effective Date by or on behalf of the Company pursuant to the asterisked Huntsman Agreements as set forth on
    Schedule 4.1(b)in the ordinary course of business consistent with past practice.

         "Business Day" means a day on which banks are open for business in New
          ------------
    York City.

         "Capital Charge" means the product of Five Hundred Seventy Six Million
          --------------
    Five Hundred Thousand Dollars ($576,500,000) multiplied by the one month LIBOR rate as posted on Page 3750 of the Telerate as of the Effective Date plus 3/8% for the number of days, if any, from but not including the Effective Date to and including the Closing Date divided by Three Hundred Sixty (360) days.

         "Closing" means the closing of the transactions contemplated by the
          -------
    Agreement at 10:00 a.m. New York time, at Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022 on the Closing Date, or at such other time or place as the Parties may mutually agree upon in writing.

         "Closing Date" means the third Business Day after the date on which all
          ------------
    of the conditions to all Parties', obligations hereunder have been satisfied, unless waived by the appropriate Party, or such later date as shall be agreed upon in writing by the Parties, but in no event later than March 31, 1997; provided, however, that such date shall be reasonably
                    --------  -------
    extended by Seller if requested by Buyer, due to delay in receiving material governmental reviews and approvals; and provided, further, that unless Buyer shall have consented
                   --------  -------
    thereto in writing, such date shall not be prior to March 31, 1997.

         "Code" means the United States Internal Revenue Code of 1986, as
          ----
    amended.

         "Confidentiality Agreements" means the agreements set forth in Schedule
          --------------------------
    1.2.

         "Consolidated Return" means a return with respect to any Taxes that is
          -------------------
    filed on a consolidated, combined or unitary basis.

         "Contractor" means a contract employee who primarily works in the
          ----------
    Huntsman chemical operations and the PO/MTBE Business.

         "Contracts" means contracts, commitments, understandings, binding
          ---------
    arrangements and other agreements of any kind or nature, written or oral, including leases of real and personal property.

         "Corporate Documents" means the Certificate of Incorporation and By-
          -------------------
    Laws of a Delaware corporation or the equivalent documents of a corporation organized under the Laws of another Governmental Body.

         "Effective Date" means the (i) Closing Date, if the Closing occurs on
          --------------
    the last day of any calendar month, or (ii) if the Closing does not occur on the last day of a calendar month, the last day of the calendar month immediately preceding the calendar month in which the Closing occurs.

         "Employees" means the individuals who were employed by the Company,
          ---------
    Seller or its Affiliates as set forth on Schedule 3.2(k)and engaged in the PO/MTBE Business as of the date of the Agreement and as updated as of the Closing Date to eliminate individuals whose employment terminated prior to the Closing Date and to add individuals who were employed after the date of the Agreement and remained employed to the Closing Date.

         "Encumbrances" means liens, charges, mortgages, pledges, security
          ------------
    interests, claims, defects of title, restrictions and any other rights of third parties, including rights of set-off, voting trusts, transfers or receipt of income or other exercise of any attributes of ownership.

         "Excluded Assets" means the assets and intangible assets owned, leased
          ---------------
    or otherwise controlled by the Company, as set forth on Schedule 2.3(c).

         "Excluded Liabilities" means current liabilities as of the respective
          --------------------
    balance sheet date for: repairs and maintenance, all liabilities under the Citibank Lease, including, without limitation, liabilities for excess cash drawn but not used for construction expenditures, and accruals for Taxes.

         "Financial Statements" means the balance sheets of the Company as at
          --------------------
    December 31, 1994, 1995 and 1996, the related statements of income and retained earnings and statements of cash flows for the years then ended, audited by Arthur Andersen LLP, as indicated in its report.

         "GAAP" means generally accepted accounting principles set forth in the
          ----
    opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are in effect as of the Closing Date and when used in connection with all or part of the PO/MTBE Business means as consistently applied by the Seller and the Company, as the case may be.

         "Governmental Body" means any domestic or foreign national, state,
          -----------------
    provincial, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

         "Huntsman" means Huntsman Petrochemical Corporation, a Delaware
          --------
    corporation having an office at 3040 Post Oak Boulevard, Houston, Texas
    77056.

         "Huntsman Agreements" means the agreements as
          -------------------
    set forth on Schedule 4.1(b).

         "Huntsman's Interim Knowledge Matter" means any fact, circumstance or
          -----------------------------------
    condition arising or occurring after the time at which the Agreement is executed and delivered by Buyer but on or before the Closing Date with respect to the existing operations and condition of the PO/MTBE Business of which, during such period any director, officer, employee or Contractor of Huntsman or any of its Affiliates had actual knowledge in connection with Huntsman's performance of the Huntsman Agreements; provided however, that no
                                                       -------- -------
    such fact, circumstance or condition shall constitute a Huntsman's Interim Knowledge Matter unless, during such period, such Person knew or reasonably should have known the effect of such fact, circumstance or condition on the PO/MTBE Business.

         "Huntsman's Knowledge Matter" means any fact, circumstance or condition
          ---------------------------
    with respect to the existing operations and condition of the PO/MTBE Business of which, prior to or as of the time at which the Agreement is executed and delivered by Buyer, any director, officer, employee or Contractor of Huntsman or any of its Affiliates had actual knowledge in connection with Huntsman's performance of the Huntsman Agreements; provided
                                                                       --------
    however, that no such fact, circumstance or condition shall constitute a
    -------
    Huntsman's Knowledge Matter unless, prior to or as of such time, such Person knew or reasonably should have known the effect of such fact, circumstance or condition on the PO/MTBE Business.

         "Included Intercompany Accounts" means amounts due from or payable to
          ------------------------------
    Seller or Seller's Affiliates to or by the Company pursuant to the Contracts set forth in Schedule 2.4(b) during the calendar month of the respective balance sheet date.

         "Income Tax" means any federal, alternative minimum, state, local or
          ----------
    foreign income, franchise or similar Tax and in each instance any interest, penalties or additions to Tax attributable to such Tax.

         "Indefeasible" means, with respect to any real property owned or any
          ------------
    other real property interest owned, that such real property or interest in real property cannot be revoked, defeated or voided with the exception of minor imperfections such as shortages in areas or gaps in parcels which, individually or in the aggregate, do not materially impair the use of such real property or real property interest.

         "Insurance Policy" means any commercial policies of insurance covering,
          ----------------
    prior to the Closing Date,(i) property damage to the PO/MTBE Assets (including business interruption), and (ii) liability of the Seller or the Company including any of their respective employees, directors, officers or agents.

         "Intellectual Property" means intellectual and similar property of
          ---------------------
    every kind and nature, primarily relating to or presently used in the operation of the PO/MTBE Business including, without limitation, (i) Patents set forth on Schedule 3.1(k)(ii), (ii) trademarks associated solely with the PO/MTBE Business excluding all marks containing "Texaco" or "Tex" as a prefix or suffix or those marks containing the Star T design logo (but including all Governmental Body trademarks, service marks, logos and designs, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark office, any state of the United States or any other Governmental Body, all goodwill symbolized thereby or associated therewith and all extensions or renewals thereof which are set forth on Schedule 3.1(k)(ii)), (iii) copyrights associated solely with the PO/MTBE Business (including all copyrights, United States and foreign copyright registrations, and applications to register copyrights which are set forth on Schedule 3.1(k)(ii)), (iv) inventions, formulae, processes, engineering data, designs, know-how, show-how, confidential or proprietary technical and business information and trade secrets or other data or information, (v) Computer Software,(vi) technical manuals and documentation made or used in connection with any of the foregoing, (vii) except for Computer Software, licenses and similar agreements granting to any Person rights with respect to any of the foregoing, and (viii) except for Computer Software, all licenses and similar agreements with any Person granting to Seller, TDC or the Company or its predecessors in interest any rights relating to the design, development, construction and utilization (including operation and maintenance) of the PO/MTBE Assets.

         "IRS" means the Internal Revenue Service of the United States.
          ---

         "Laws" means all applicable statutes, laws, rules, regulations, orders,
          ----
    ordinances, judgments and decrees of any Governmental Body, including, without limitation, the common or civil law of any Governmental Body, and guidelines that are given the force of law pursuant to any statutes, laws, rules, regulations, orders, ordinances, judgments and decrees of any Governmental Body.

         "Marketable" means, with respect to any real property owned or other
          ----------
    real property interest owned, that such real property or other real property interest is free from all Encumbrances, except Permitted Encumbrances.

         "MTBE" means methyl tertiary butyl ether and other lower alkyl tertiary
          ----
    butyl ethers.

         "MTBE Supply Agreement" means the MTBE Supply Agreement, substantially
          ---------------------
    in the form of Exhibit A to be entered into between Seller and Buyer or their respective Affiliates as of the Closing Date.

         "Party" means any of Buyer or Seller.
          -----

         "Patents" means all United States and foreign patents, patent
          -------
    applications and patent disclosures, including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions or renewals of any of the foregoing.

         "Patent Assignment Agreements" means the agreements conveying to the
          ----------------------------
    Buyer the Patents related to the PO/MTBE Business, substantially in the forms attached hereto as Exhibit B.

         "Permitted Encumbrances" means (i) Encumbrances for Taxes, governmental
          ----------------------
    charges or levies on property not yet due and delinquent and (ii) oil and gas leases, mineral rights, royalty interests in minerals, easements, rights of way, licenses, real property leases, encroachments and other minor imperfections of title, which do not, individually or in the aggregate, materially impair the use of any real property or any property interest or materially impair the use of any other PO/MTBE Asset, or (iii) the Encumbrances set forth in Schedule 2.1. Permitted Encumbrances shall not include any Encumbrance which evidences or secures payment for a sum of borrowed money.

         "Person" means any individual, partnership, firm, trust, association,
          ------
    corporation, joint venture, unincorporated organization, other business entity or Governmental Body.

         "PG" means propylene glycol.
          --

         "PO" means propylene oxide.
          --

         "PO/MTBE" means PO and MTBE individually or collectively, as the case
          -------
    may be, from time to time.

         "PO/MTBE Assets" means, collectively, tangible and intangible assets
          --------------
    and property, real, personal and mixed, owned, leased or otherwise controlled by the Company or, if any, by Seller or any of Seller's other Affiliates in the operation of the PO/MTBE Business, including, but not limited to: (i) fixed assets, including land, land improvements, buildings, fixtures, machinery and equipment, tools, furniture, furnishings, plant and office equipment, process development area equipment at Austin, Texas, leasehold improvements and vehicles; (ii) inventories, including supplies, raw materials, work-in-process, finished goods and goods-in-transit from suppliers or manufacturers; (iii) sales and sales promotional data, advertising materials, customer lists, supplier lists and business plans and other books and records; (iv) Contracts to the extent set forth in Clauses
    (ii) and (iii) of the definition of Assumed Liabilities; (v) accounts and notes receivable; (vi) prepaid Taxes (other than prepaid Income Taxes), prepaid rent, prepaid supplies, advances and other prepaid expenses and deposits; (vii) goodwill; and (viii) Supporting Assets; but specifically excluding the Intellectual Property, the Excluded Assets and current assets excluded from Closing Working Capital as set forth in Section 2.4(b).

         "PO/MTBE Business" means the business and
          ----------------
    operations conducted by or on behalf of the Company with respect to (i) the manufacturing of PO or MTBE at the Company's Port Neches, Texas plant and the marketing, sale and distribution of MTBE from the Company's Port Neches, Texas plant or of PO and (ii) the rights of the Company to have PG manufactured by Huntsman at Huntsman's Port Neches, Texas plant, and the marketing, sale and distribution of such PG.

         "Regulations" means the Income Tax regulations issued with respect to
          -----------
    the Code.

         "Supporting Assets" means all of the Company's right, title and
          -----------------
    interest in the cogeneration plant and related land at Port Neches, Texas and related Contracts and in the waste water treatment plant and related land at Port Neches, Texas and related Contracts.

         "Tax" means taxes of any kind, levies or other like assessments,
          ---
    customs, duties, imposts, charges, or fees, including, without limitation, income, minimum, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed by or payable to the United States or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions attributable thereto.

         "TDC" means Texaco Development Corporation, a Delaware Corporation
          ---
    having an office at 2000 Westchester Avenue, White Plains, New York 10650.

         "Termination Date" means May 1, 1997; provided, however, that if any
          ----------------                     --------  -------
    Governmental Body approval required for the consummation of the transactions contemplated hereby is not received then the Termination Date shall be extended for each day that such Governmental Body approval has not occurred after May 1, 1997, but in no event shall the Termination Date be extended beyond June 1, 1997.

         "Third Party Action" means any claim, demand, action, suit or
          ------------------
    investigation made or instituted by a Person other than a member of the Buyer Group or Seller Group for which an Indemnified Party may be entitled to indemnification pursuant to the Agreement.

         "Transfer Date" means (i) the Closing Date, if the Closing occurs on
          -------------
    the first day of any calendar month, or (ii) if the Closing does not occur on the first day of a calendar month, the first day of the calendar month immediately following the calendar month in which the Closing occurs.

         "Working Capital" means current assets less current liabilities
          ---------------
    determined in accordance with GAAP consistently applied, as adjusted in accordance with Section 2.4(b).

         "Other Definitions" The following terms have the meanings ascribed to
          -----------------
    them in the Sections noted:

             "Acquisition"...............................  4.1(e)
             "Additional Indemnity Taxes"................  7.4
             "Adjustment Date"...........................  2.4(c)
             "Allocation Statement"......................  8.4
             "Assumption Agreement"......................  2.3(b)
             "Auditors"..................................  2.3(c)
             "Audits"....................................  3.1(m) (iv)
             "BSRP"......................................  5.1(f)
             "Buyer Benefit Plans".......................  5.1(e)
             "Buyer Group"...............................  7.1
             "Buyer's Pre-Closing Indemnity".............  6.3(a)(ii)
             "CAD".......................................  6.2(b) (ix)
             "Cash Flow Statement".......................  2.3(c)
             "Cash Portion"..............................  2.2
             "Change"....................................  6.3(c)
             "Citibank Lease"............................  4.1(g)
             "Claim"..................................... 10.10
             "Claim Termination Date".................... 10.10
             "Closing Statement".........................  2.4(b)
             "Closing Working Capital"...................  2.4(b)
             "Common Stock"..............................  3.3(i)
             "Computer Software".........................  2.3(a)
             "DCA Plume".................................  6.1
             "Defined Benefit Plans......................  5.1(f)
             "Defined Contribution Plans"................  5.1(i)
             "Delivering Party".......................... 10.14
             "Disclosing Party"..........................  4.4(a)

             "Easements".................................  3.2(h)(iii)
             "Engineering Service Agreement".............  9.1(h)
             "Enhancements"..............................  6.5(b)
             "Environmental Claims"......................  6.1
             "Environmental Condition"...................  6.1
             "Environmental Law".........................  6.1
             "Environmental Losses"......................  6.1
             "ERISA".....................................  3.2(o)
             "Estimated Working Capital".................  2.4(a)
             "Excluded Marks"............................  4.2(b)
             "Final Statement"...........................  2.4(b)
             "Financing Person".......................... 10.4(d)
             "$40 Million Cap"...........................  6.2(a)
             "HSR".......................................  4.3(c)
             "Huntsman Group"............................ 12.4
             "Indemnified Member"........................  7.4
             "Indemnified Party".........................  7.3
             "Indemnifying Party"........................  7.3
             "Individual Deductible".....................  6.1
             "Information"...............................  4.4(a)
             "Intellectual Property Licenses"............  3.1(k) (iii)
             "Intersecurity Documents"...................  2.2
             "Leased Properties".........................  3.2(h) (v)
             "Liabilities"...............................  7.1
             "New Defined Benefit Plans".................  5.1(f)
             "New Defined Contribution Plans"............  5.1(i)
             "New Welfare Benefit Plans".................  5.1(k)
             "Non-Assumed Liabilities"...................  2.3(d)
             "Normal Retirement Benefits"................  5.1(f)
             "Offset"....................................  4.2(g)
             "Off-Site Waste Disposal"...................  6.2(b)(ii)
             "Other Party"............................... 10.14
             "Phase I Environmental Assessment"..........  6.1
             "PPI".......................................  6.3(b)(iii)
             "Preferred Stock"...........................  2.2
             "Property"..................................  3.2(h)(i)
             "Purchase Price"............................  2.2
             "Real and Personal Property Taxes"..........  8.3(a)
             "Receiving Party"...........................  4.4(a)
             "Remediation"...............................  6.1
             "Remediation Plan...........................  6.1
             "Representatives"...........................  4.4(a)
             "Seller Group"..............................  7.2
             "Seller's Indemnity Period".................  6.3(b)(i)
             "Structured Sale"........................... 10.4
             "Tank Waste Disposal".......................  6.2(b)(ii)
             "Tax Benefit"...............................  7.4
             "Transaction Deductible"....................  6.1
             "Transferred Employees".....................  5.1(a)

             "Uncollected Receivables"...................  2.4(d)
             "Welfare Benefit Plans".....................  5.1(k)

    Section 1.3   Rules of Construction.  For purposes of the Agreement:
                  ---------------------

          (a) General. Unless the context otherwise requires: (i) "or" is not
              -------
    exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; and (vi) reference to a corporation, a limited liability company or a partnership includes such corporation's, limited liability company's or partnership's successors and assigns.

          (b) Parts and Sections. References to Parts and Sections are, unless
              ------------------
    otherwise specified, to Parts and Sections of the Agreement. Neither the captions to Parts or Sections thereof nor the Table of Contents shall be deemed to be a part of the Agreement.

          (c) Other Agreements. References herein to any agreement or other
              ----------------
    instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, amended or extended. There is no incorporation by reference herein unless expressly so stated. All Schedules and Exhibits are deemed to be incorporated herein by reference.


                                   PART TWO:

                         PURCHASE OF PO/MTBE BUSINESS,
                PURCHASE PRICE AND TRANSFER OF PO/MTBE BUSINESS

    Section 2.1   Purchase and Sale of PO/MTBE Business. At the Closing, Seller
                  -------------------------------------
shall sell, transfer, assign and deliver or cause to be sold, transferred, assigned and delivered to Buyer the Assets, free and clear of all Encumbrances except Permitted Encumbrances, and Buyer shall purchase, receive and accept the Assets and assume the Assumed Liabilities.

    Section 2.2   Purchase Price. The purchase price of the Assets shall be
                  --------------
Five Hundred Seventy-Seven Million Five Hundred Thousand Dollars ($577,500,000) as adjusted in accordance with Section 2.4 (the "Purchase Price") . The Purchase Price shall be payable as follows: (a) on December 24, 1996, One Million Dollars ($1, 000, 000) was paid by or on behalf of Buyer to Seller, (b) at the Closing Buyer shall deliver (i) to Seller, Five Hundred Eleven Million Five Hundred Thousand Dollars ($511,500,000) ("Cash Portion") and (ii) to the Company, Sixty Five Thousand (65, 000) shares of nonvoting, cumulative preferred stock, par value $1 per share, of Buyer, with an aggregate stated value of Sixty-Five Million Dollars ($65,000,000) and with the rights and preferences set forth on
Schedule 2.2 (ii) (b) (ii) (the "Preferred Stock") and (c) after the Closing, the adjustments contemplated by Sections 2.3 (c) and 2.4 shall be made. On or prior to the Closing, the agreements, and documents and letters with lenders, third party junior subordinated debt holders, Seller, the Company or other Persons with terms and restrictions as set forth in Schedule 2.2(ii)(b) (collectively "Intersecurity Documents") shall be executed and delivered. The Cash Portion of the Purchase Price shall be payable by Buyer to Seller at the Closing. The Preferred Stock and Intersecurity Documents shall be dated as of the Closing Date. The Preferred Stock shall be delivered by the Buyer to the Company at the Closing. The Purchase Price allocation is agreed to by the Parties as set forth in Schedule 2.2.

    Section 2.3   Transfer of the Assets, Etc. The transfer of the Assets and
                  ---------------------------
assumption of Assumed Liabilities shall be effected as follows:

          (a) Transfer of Assets. At the Closing, Seller shall execute and
              ------------------
    deliver or cause to be executed and delivered such certificates, deeds of trust, bills of sale, assignments or other deeds or documents, if any, as are reasonably required to effect the transfer of the Assets, including without limitation, the documents set forth on Schedule 2.3(a)(i). The Assets to be transferred shall include computer software presently used in the PO/MTBE Business and all licenses therefor, but excluding (i) Seller's or its Affiliates, proprietary computer software presently used both in Seller's or its Affiliates, business and in the PO/MTBE Business as set forth on Schedule 2.3 (a) (ii) (provided that at Buyer's request, Seller shall grant Buyer a royalty-free, irrevocable, nonexclusive license to use any of such proprietary software in the PO/MTBE Business, excluding Seller's or its Affiliates main frame software), (ii) the copyright in, but not licenses to use, third party computer software licensed to the Company, Seller, or Huntsman and presently used, or provided by Huntsman pursuant to service agreements, in the PO/MTBE

    Business, excluding Seller's or its Affiliates main frame software), (ii) the copyright in, but not licenses to use, third party computer software licensed to the Company, Seller, or Huntsman and presently used, or provided by Huntsman pursuant to service agreements, in the PO/MTBE Business and
    (iii) Huntsman's or its Affiliates' proprietary computer software used for the benefit of the PO/MTBE Business (such software which is included in the Assets is referred to herein as "Computer Software").

          (b) Assumed Liabilities. At the Closing, Buyer and the Company shall
              -------------------
    enter into an assumption agreement to assume the Assumed Liabilities substantially in the form of Exhibit C ("Assumption Agreement").

          (c) Adjusted Interim Cash Flow. The following is applicable only if
              --------------------------
    the Closing Date does not occur on the last day of the calendar month. Seller shall cause the Company to keep accurate records of the Adjusted Interim Cash Flow as if the cash flow had been held separate as set forth in this Section 2.3(c) and Buyer and its Affiliates shall reasonably cooperate with the Company in keeping accurate records. Seller shall calculate the amount of the Adjusted Interim Cash Flow (the "Cash Flow Statement") as promptly as possible after the Closing Date, but in no event later than thirty (30) days after the final determination of Closing Working Capital. Buyer shall have forty-five (45) days after receipt to review the Cash Flow Statement. Buyer and its representatives shall be entitled to review the work papers, schedules, memoranda and other documents used by Seller in preparation of the Cash Flow Statement. If Seller and Buyer agree on the resolution of all matters relating to the Cash Flow Statement within such forty-five (45) day period, the Cash Flow Statement shall be final and binding. If Seller and Buyer shall fail to reach an agreement within such forty-five (45) day period, then all disagreements shall be submitted for resolution to Arthur Andersen LLP and Deloitte & Touche (the "Auditors"). The Auditors shall have up to thirty (30) days after such submission to resolve the dispute submitted to the Auditors which resolution shall be final and binding on the Parties. In the event that the final determination of the Adjusted Interim Cash Flow is a positive amount, Seller shall pay to Buyer any remaining positive amount, after the deduction from such original positive amount of the Capital Charge, within ten (10) Business Days. In the event that the final determination of the Adjusted Interim Cash Flow is a negative amount, Buyer shall pay such amount to Seller within ten (10) Business Days. The fees and expenses of Arthur Andersen LLP shall be paid by Seller and the fees and expenses of Deloitte & Touche shall be paid by Buyer.

          (d) Non-Assumed Liabilities. Except as otherwise expressly provided
              -----------------------
    for in the Agreement and the transactions contemplated herein, the Parties agree that Buyer has not agreed to pay, assume or be liable for any liabilities or obligations of the PO/MTBE Business or of Seller or its Affiliates related to the PO/MTBE Business ("Non-Assumed Liabilities").

    Section 2.4     Working Capital. Buyer and Seller agree as follows:
                    ---------------

          (a) Estimated Working Capital. The estimated amount of the Closing
              -------------------------
    Working Capital ("Estimated Working Capital") shall be Forty Four Million Three Hundred Three Thousand Nine Hundred Fifty Two Dollars ($44,303,952) and Seller has provided to Buyer the basis for the calculation.

          (b) Determination of Closing Working Capital. As promptly as
              ----------------------------------------
    practicable after the Closing Date (but in no event later than ninety (90) days after the Closing Date), Buyer shall prepare a statement of the Closing Working Capital (the "Closing Statement"). The Closing Statement shall be prepared on the same basis as the Estimated Working Capital, which in both cases exclude all intercompany accounts other than Included Intercompany Accounts, Excluded Assets, cash and cash equivalents, Excluded Liabilities and deferred Income Taxes. Seller shall have forty five (45) days after receipt to review the Closing Statement and to discuss resolution of the Closing Statement. Seller and its representatives shall be entitled to review the work papers, schedules, memoranda and other documents used by Buyer in preparation of the Closing Statement. If Seller and Buyer agree on the resolution of all matters relating to the Closing Statement within such forty five (45) day period, the Closing Statement shall be final and binding ("Final Statement"), and shall set forth the Working Capital included in the PO/MTBE Assets as of the Effective Date ("Closing Working Capital"). If Seller and Buyer shall fail to reach an agreement with respect to all matters relating to the Closing Statement within such forty five (45) day period, then all disagreements shall be submitted for resolution to the Auditors. The Auditors shall have up to thirty (30) days after such submission to resolve the disputes submitted to the Auditors and shall determine the Closing working Capital which determination shall be final and binding on the Parties. The fees and expenses of Arthur Andersen LLP shall be paid by Seller and the fees and expenses of Deloitte & Touche shall be paid by Buyer and the Final Statement shall be adjusted accordingly.

          (c) Adjustment Payment. Within ten (10) Business Days after the final
              ------------------
    determination of the Closing Working Capital ("Adjustment Date"): (i) in the event that the Closing Working Capital exceeds the Estimated Working Capital, the Buyer shall pay to Seller the amount of the excess; or (ii) in the event that the Closing Working Capital is less than the Estimated Working Capital, Seller shall pay to Buyer the amount of the shortfall. In the event the amounts set forth in Section 5.1(o) as payable by Buyer to Seller have not been paid, the adjustment payment shall include reimbursement for amounts set forth in Section 5.1(o).

          (d) Uncollected Accounts Receivable. The Seller shall promptly
              -------------------------------
    purchase all notes and accounts receivable of the PO/MTBE Business included in the Closing Working Capital, which have not been collected by the Ninetieth (90th) Day following the Closing Date and the Two Hundred Tenth (210/th/) day for non-U.S. shipments which have payment terms more than Ninety (90) days ("Uncollected Receivables"). The purchase price for the Uncollected Receivables shall be the aggregate face amount thereof (net of the aggregate reserves for bad debts relating to such receivables shown on the Final Statement); provided however, that if Buyer shall have collected notes and accounts receivable included in the Closing Working Capital which, when added to the amount of the Uncollected Receivables, is greater than the amount of the notes and accounts receivable included in the Closing Working Capital (after deducting therefrom the reserve for bad debts relating to such receivables shown on the Final Statement), the difference shall be credited against the amount of the Uncollected Receivables to be purchased. In the event that Buyer shall collect any Uncollected Receivables subsequent to Seller's purchase of such Uncollected Receivables, Buyer shall pay all amounts so collected to Seller no later than five (5) Business Days after collection.

         Section 2.5     Payment. Unless otherwise expressly provided herein,
                         -------
    any amount payable under the Agreement shall be payable in immediately available funds, by means of a wire transfer, if to Seller, to Seller's account number 910-112877-6 at The Chase Manhattan Bank, N.A., New York, New York (with immediate telephone notice to Peter Wissel at (914) 253-7705 or to such other account and depository designated by Seller prior to the Closing by notice to Buyer) or if to Buyer, to Buyer's account number 00358475 at Bankers Trust Company, New York, New York (ABA #021001033) (with immediate telephone notice to Sean Douglas at (801) 584-5864 or to such other account and depository designated by Buyer prior to the Closing by notice to Seller).

                                  PART THREE:

                        REPRESENTATIONS AND WARRANTIES

    Section 3.1     Seller. Seller represents and warrants to Buyer that:
                    ------

          (a) Organization and Standing of Seller. Seller has been duly
              -----------------------------------
    organized and is validly existing in good standing under the Laws of Delaware.

          (b) Authority. Seller has the corporate power and authority to enter
              ---------
    into and perform the Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance by Seller of the Agreement have been duly authorized by all requisite corporate action and the Agreement has been duly executed and delivered by Seller.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding
              ---------------------
    obligation of Seller and is enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Seller's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (d) No Violation. The execution and delivery of the Agreement by
              ------------
    Seller, and the performance by Seller of the terms of the Agreement do not
    (i) conflict with or result in a violation of the Corporate Documents of Seller or TDC, (ii) conflict with, result in a violation of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to the express terms of any Contract to which Seller or TDC is a party or is subject, except for such violations, conflicts, defaults, terminations or accelerations which, either individually or in the aggregate, would not have a material adverse effect on the PO/MTBE Business, or (iii) violate any Law, except for such violations which, either individually or in the aggregate, would not have a material adverse effect on the PO/MTBE Business.

          (e) No Consent Required. Except as set forth on Schedule 3.1(e), (i)
              -------------------
    no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the execution, delivery and performance by Seller of the Agreement or the agreements and transactions contemplated hereby, and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by Seller of the Agreement or the agreements and transactions contemplated hereby, except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the PO/MTBE Business.

          (f) Financial Statements. The Financial Statements are true and
              --------------------
    complete in all material respects and have been prepared in accordance with GAAP and fairly present in all material respects, as of the dates thereof, the financial position of the Company, and for the periods therein referred to, the results of operations and cash flows of the Company.

          (g) Changes. Except as set forth on Schedule 3. 1 (g), since December
              -------
    31, 1995: (i) or except for Huntsman's Knowledge Matters there has been no material adverse change in the financial condition (not in the ordinary course of business) of the PO/MTBE Business; (ii) or except for Huntsman's Knowledge Matters neither Seller, TDC nor the Company has permitted or allowed any of the PO/MTBE Assets to be subjected to any Encumbrances, except for Permitted Encumbrances; (iii) neither Seller, TDC nor the Company has disposed of, waived or permitted to lapse claims and rights under Contracts, excluding indebtedness, relating to the PO/MTBE Business with an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), other than in the ordinary course of business consistent with past practice given the state of the PO/MTBE Business; (iv) or except for Huntsman's Knowledge Matters neither Seller nor any of Seller's Affiliates has transferred or otherwise disposed of any PO/MTBE Asset except in the ordinary course of business and except for the Excluded Assets; (v) neither Seller nor the Company has made any announcement or proposal concerning or is under any legal obligation to grant any general increase in the compensation of officers of the Company or Employees (including, without limitation, any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any contractual changes to the benefits other than in the ordinary course of business; (vi) neither Seller, TDC nor the Company has paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) relating to the PO/MTBE Business other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and obligations reflected or reserved against in the 1995 Financial Statements or incurred in the ordinary course of business, since the date of the 1995 Financial Statements; (vii) neither Seller, TDC nor the Company has canceled any debts owed to the PO/MTBE Business in excess of One Hundred Thousand Dollars ($100,000) individually, or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate other than intercompany accounts; (viii) neither Seller, TDC nor the Company had any single capital expenditure or other commitment which had been contracted to but not incurred relating to the PO/MTBE Business in excess of Two Million Dollars ($2,000,000) for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments relating to the PO/MTBE Business in excess of Ten Million Dollars ($10,000,000) for additions to property, plant, equipment or intangible capital assets; (ix) neither Seller, TDC nor the Company has made, in connection with the PO/MTBE Business, (a) any material change in any accounting methods, principles or practices (including, without limitation, changes in depreciation or amortization policies or rates or relating to the establishment or accrual of reserves) or (b) any material election with respect to Taxes; (x) neither Seller, TDC nor the Company has disposed of or permitted to terminate or lapse any rights to the use of any Intellectual Property other than in the ordinary course of business, or disclosed to any Person other than representatives of Buyer any trade secret, formula, process or know-how not theretofore a matter of public knowledge, other than in the ordinary course of business or pursuant to secrecy, confidentiality, nondisclosure or similar agreements; and (xi) neither Seller, TDC nor the Company has agreed, whether in writing or otherwise, to take any action described in clauses (i) to (x) of this Section 3.1(g).

          (h) Conduct of Business. Except as set forth on Schedule 3.1(h) or for
              -------------------
    Huntsman's Knowledge Matters, since December 31, 1995, the PO/MTBE Business has not been conducted other than in the ordinary course.

          (i) Litigation. Except as set forth on Schedule 3.1(i), there are no
              ----------
    actions, suits, investigations or proceedings pending or, to the actual knowledge of Seller, threatened against Seller or any of its Affiliates before any court or arbitration tribunal or before or by any Governmental Body relating to the execution, delivery or performance of the Agreement or the agreements and transactions contemplated hereby.

          (j) No Undisclosed Liabilities. Except as set forth in Schedule
              --------------------------
    3.1(j), neither Seller nor any of its Affiliates (other than the Company) has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) related to the PO/MTBE Business which (x) would be required by GAAP to be reflected on a theoretical balance sheet of the PO/MTBE Business and (y) were not fully reflected or reserved against in the December 31, 1996 balance sheet in the Financial Statements, except for liabilities and obligations incurred since December 31, 1996 in the ordinary course of business and consistent with past practice given the state of the PO/MTBE Business. Except as set forth in Schedule 3.1(j), the Company does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) related to the PO/MTBE Business which would be required by GAAP to be reflected on a balance sheet of the Company and which were not fully reflected or reserved against in the December 31, 1996 balance sheet in the Financial Statements, except for liabilities and obligations incurred since December 31, 1996 in the ordinary course of business and consistent with past practice given the state of the

    PO/MTBE Business.

          (k) Intellectual Property Rights. With respect to Intellectual
              ----------------------------
    Property: (i) the Company, Seller or TDC is the owner of or has rights to use or has rights for Huntsman to use on the Company's behalf, all Intellectual Property; (ii) based on Seller's, TDC's and the Company's actual knowledge, Schedule 3.1(k) (ii) sets forth a complete and accurate list of all registered copyrights, Patents and trademarks owned by or under obligation of assignment to Seller, TDC or the Company, primarily related to or used in the conduct of the PO/MTBE Business excluding those marks containing "Texaco", "Tex" as a prefix or suffix, or the Star T design logo;
    (iii) each owner listed on Schedule 3.1(k) (ii) is listed on the records of the appropriate Governmental Body as the sole owner of record except as otherwise indicated in such Schedule 3.1 (k)(ii), and based on Seller, TDC, and the Company's actual knowledge, Schedule 3.1(k)(iii) sets forth a complete and accurate list of all agreements between Seller, TDC or the Company or its predecessors in interest, on the one hand, and any Person, on the other hand, granting any right to use or practice any rights under any Intellectual Property (collectively "Intellectual Property Licenses"); (iv) except as set forth on Schedule 3.1(k)(iv), there is no Encumbrance on the right of the Seller or any of Seller's Affiliates including without limitation the Company to transfer to Buyer any of the Intellectual Property, as herein contemplated; (v) based on Seller's, TDC's and the Company's actual knowledge, no trade secret, formula, process, invention, design, know-how or other information considered material, proprietary and confidential has been disclosed or authorized to be disclosed to any Person who is not an Affiliate of Seller or the Company, except Buyer and Buyer's Affiliates or except in the ordinary course of business or pursuant to an obligation of confidentiality binding upon said Person; (vi) based on Seller's, TDC's and the Company's actual knowledge or except as set forth on
    Schedule 3.1(k)(vi), there are no pending proceedings by or before Governmental Bodies, including oppositions, interferences, proceedings or suits, relating to such Intellectual Property and based on Seller's, TDC's and the Company's actual knowledge, no such proceedings are threatened;
    (vii) based on Seller's, TDC's and the Company's actual knowledge, the conduct of the PO/MTBE Business and the exercise of rights relating to

    Intellectual Property does not infringe upon or otherwise violate, intellectual property rights of any Person; (viii) based on Seller's, TDC's and the Company's actual knowledge, no Person is infringing upon or otherwise violating any Patents contained within Intellectual Property; (ix) based on Seller's, TDC's and the Company's actual knowledge, none of Seller or any of its Affiliates has received notice of any claims, and there are no pending claims, of any Persons relating to the scope, ownership or use of any of the Intellectual Property or alleging that the conduct of the PO/MTBE Business infringes upon or otherwise violates the intellectual property rights of any Person except as set forth in Schedule 3. 1 (k)(ix) ; and (x) based on Seller's, TDC's and the Company's actual knowledge, each copyright registration, Patent and registered trademark and application therefor listed on Schedule 3.1(k) (ii) is in proper form, not disclaimed and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions.

          (l) Working Capital. Since September 30, 1996, (i) the Working Capital
              ---------------
    (including each component thereof) of the PO/MTBE Business has been managed in the ordinary course of business in a manner consistent with past practice given the state of the PO/MTBE Business, (ii) except for Huntsman's Knowledge Matters, receivables of the PO/MTBE Business have been collected in the ordinary course of business consistent with past practice given the state of the PO/MTBE Business, (iii) inventory levels of the PO/MTBE Business have been maintained in the ordinary course of business consistent with past practice given the state of the PO/MTBE Business and (iv) accounts payable of the PO/MTBE Business have been paid in the ordinary course of business consistent with past practice given the state of the PO/MTBE Business.

          (m) Taxes. With respect to Taxes:
              -----

              (i) Except in the case of United States federal Tax Returns and United States federal Taxes, as applicable, the Company has (x) duly and timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects, and (y) timely paid all material Taxes due or claimed to be due from it by any taxing authority.

              (ii) Except in the case of United States federal Tax Returns and United States federal Taxes, as applicable, the Company has, within the time and manner prescribed by Law, withheld and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under all applicable Laws.

              (iii) Except as set forth in Schedule 3.1(m)(iii) and except in the case of United States federal Tax Returns and United States federal Taxes, as applicable, the Company has not requested any extension of time within which to file any Tax Return in respect of any fiscal year which has not since been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns have been given by the Company.

              (iv) Except as set forth in Schedule 3.1 (m) (iv), no state or local audits or other administrative proceedings or court proceedings ("Audits") exist or have been initiated or are presently pending with regard to any Taxes or Tax Returns of the Company, and none of the Company or any Affiliate has received any notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Company or with respect to any Tax Return filed by or with respect to the Company.

              (v) Except in the case of United States federal Taxes, all tax deficiencies which have been finally determined against the Company have been fully paid or finally settled.

          (n) Disclosure. No representations or warranties by Seller in the
              ----------
    Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the representations or warranties of Seller herein, in light of the circumstances under which they were made, not misleading.

          (o) Revenues, Costs of Goods Sold and Expenses. The revenues, costs of
              ------------------------------------------
    goods sold and expenses of the Company for the year 1996 as set forth in the Financial Statements fairly present, in all material respects, those amounts for the PO/MTBE Business on the basis operated by the Company subject to the Citibank Lease and subject to the Huntsman Agreements; provided however, no representation is made by the Seller or the Company regarding the pro forma effects had the PO/MTBE Business been owned by Huntsman or the Buyer during the year 1996, including, but not limited to, the pro forma effects of elimination of the Citibank Lease, the effects of changes in or elimination of the Huntsman Agreements, and the effects of elimination of interest income on intercompany accounts not to be acquired by the Buyer under the Agreement.

    Section 3.2     Company.  Seller represents and warrants to Buyer that:
                    -------

          (a) Organization and Standing of Company. The Company has been duly
              ------------------------------------
    organized and is validly existing in good standing under the Laws of Delaware and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

          (b) Authority. The Company has the corporate power and authority to
              ---------
    own, lease or otherwise control the PO/MTBE Assets and to conduct its business as presently conducted. The Company has the corporate power and authority to enter into and perform the Agreement and the agreements and transactions contemplated hereby. The execution, delivery and performance by the Company of the Agreement and the agreements and transactions contemplated hereby have been duly authorized by all requisite corporate and shareholder action on the part of the Company, and the Agreement has been duly executed and delivered by the Company.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding
              ---------------------
    obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of the Company's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (d) No Violation. The execution and delivery of the Agreement, the
              ------------
    performance by the Company of the terms of the Agreement and the sale and delivery of the Assets do not (i) conflict with or result in a violation of the Corporate Documents of the Company, (ii) conflict with, result in a violation of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to the express terms of any Contract to which the Company is a party or is subject, except for such violations, conflicts, defaults, terminations or accelerations which, either individually or in the aggregate, would not have a material adverse effect on the PO/MTBE Business, or (iii) violate any Law, except for such violations which, either individually or in the aggregate, would not have a material adverse effect on the PO/MTBE Business.

          (e) No Consent Required. Except as set forth on Schedule 3.2(e), (i)
              -------------------
    no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the execution, delivery and performance by the Company of the Agreement or the agreements and transactions contemplated hereby, and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by the Company of the Agreement or the agreements and transactions contemplated hereby except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the PO/MTBE Business.

          (f) Litigation. Except as set forth in Schedule 3.2(f), there are no
              ----------
    actions, suits, investigations or proceedings pending or, to the actual knowledge of Seller or the Company, threatened against the Company or any of its Affiliates before any court or arbitration tribunal or before or by any Governmental Body relating to the PO/MTBE Business excluding Intellectual Property. Neither Seller, the Company nor TDC is subject to any judgment, order or decree entered in any lawsuit, or other proceeding before or by any Governmental Body which, individually or in the aggregate, would have a material adverse effect on the conduct of the PO/MTBE Business excluding Intellectual Property.

          (g) Contracts. Except as set forth on Schedule 3.2(g), neither Seller,
              ---------
    the Company nor TDC is, in connection with the PO/MTBE Business, a party to or subject to (i) any employment or consulting Contract with any Employee or officer or director of the Company, (ii) any plan, arrangement or Contract providing for bonuses, pensions, options, deferred compensation, retirement payments or profit sharing for or with any Employee, the Company's officers or directors, (iii) any collective bargaining agreement with any labor union, (v) any instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, not set forth on the December 31, 1996 balance sheet in the Financial Statements, (v) any Contract limiting the freedom to conduct PO/MTBE Business in any geographic area or to compete in any line of business or with any Person, (vi) any partnership or 3oint venture contract, (vii) any material Contract between the Company and with Seller or any of its Affiliates, or (viii) any other Contract which is material to the operations of the PO/MTBE Business. There exists no default or event of default by Seller, the Company or TDC, or to Seller's, the Company's or TDC's actual knowledge, by any other party, under any of the Contracts set forth on
    Schedule 3.2(g) which, individually or in the aggregate, would have a material adverse effect on the PO/MTBE Business.

          (h) Title to the Assets. With respect to the Assets: (i) Schedule
              -------------------
    3.2(h)(i) sets forth a comprehensive description of all PO/MTBE Assets constituting real property owned in fee, including land, buildings, improvements and structures thereon and appurtenances thereto ("Property"), and sets forth the names of the record title owners of the Property; (ii) subject to the Citibank Lease, the Company has Marketable and Indefeasible title to the Property; (iii) Schedule 3.2(h)(iii) sets forth a comprehensive listing of all easements, real property licenses and rights-of-way where the Company, or its predecessors, is the grantee ("Easements"); (iv) subject to the Citibank Lease, the Company has Marketable and Indefeasible title to the Easements subject to their terms and with respect to such Easements: (x) the easements comprising the Easements are in full force and effect and constitute the legal, valid and binding obligations of each party thereto,
    (y) there exists no default or event of default under any such easements which in the aggregate would have a material adverse effect on the PO/MTBE Business, and (z) except as set forth on Schedule 3.2 (h)(iv)(z), no term easement comprising an Easement which benefits any real property, any real property interest or any PO/MTBE Asset requires the payment of a sum of money, excluding rentals, to prevent such term easement from terminating or to renew such term easement, and Schedule 3.2 (h)(iv)(z) sets forth the term and the amount payable necessary to renew each easement or prevent the termination of each easement; (v) Schedule 3.2(h)(v) sets forth a comprehensive description of all PO/MTBE Assets constituting leasehold interests in real property where Company is lessee, including buildings, improvements and structures located thereon and appurtenances thereto ("Leased Properties") and with respect to such Leased Properties: (x) the leases comprising the Leased Properties are in full force and effect and constitute the legal, valid and binding obligations of each party thereto, and (y) there exists no default or event of default under any of such leases which in the aggregate would have a material adverse effect on the PO/MTBE Business; (vi) the Company has good title to all other PO/MTBE Assets, subject to the Permitted Encumbrances and the Citibank Lease, and other than those that are leased, to which the Company has valid and enforceable leases; (vii) with the exception of the rights arising under service or supply agreements in effect between the Company, Seller or Seller's other Affiliates and Huntsman, except as set forth on Schedule 3.2(h)(vii) and except for the Supporting Assets, (x) the Intellectual Property and PO/MTBE Assets constitute all of the material rights and assets which are used in the conduct of the PO/MTBE Business as the PO/MTBE Business was conducted on December 31, 1995 and is presently being conducted and (y) no other material properties or rights whether or not owned by the Company, are required for the operation of the PO/MTBE Business as the PO/MTBE Business was operated on December 31, 1995 or is presently being operated.

          (i) Condition and Repair. Except as set forth on Schedule 3.2(i) or
              --------------------
    for Huntsman's Knowledge Matters, the plant, structures and equipment of the PO/MTBE Assets, excluding Supporting Assets, taken as a whole have been operated, maintained and repaired in a reasonably prudent manner, in accordance with industry standards and past practices and contain no known undisclosed structural defects which in the aggregate would have a material adverse effect on the PO/MTBE Business.

          (j) Compliance with Applicable Law. Except as set forth on Schedule
              ------------------------------
    3.2(j) or for Huntsman's Knowledge Matters, the PO/MTBE Business, excluding the Supporting Assets, has been and is being conducted in compliance with all Laws the failure to comply with which would have a material adverse effect on the PO/MTBE Business, excluding the Supporting Assets.

          (k) Employees. Schedule 3.2(k) sets forth a list of the Employees,
              ---------
    including and specifically identifying as such those Employees, if any, who may go on long term disability.

          (l) Bank Accounts. Schedule 3.2(l) sets forth a complete and accurate
              -------------
    list of all bank accounts of the Company and the signatories thereunder.

          (m) Inventories. The inventories of the PO/MTBE Business (i) consist
              -----------
    of a quality and quantity usable in the ordinary course of business consistent with past practice given the state of the PO/MTBE Business, (ii) with respect to finished inventory, are of a quality to be salable in the ordinary course of business consistent with past practice given the state of the PO/MTBE Business, and (iii) are owned by the Company. Inventories of feedstock, work in process, unfinished products and finished products of the Company are valued in the December 31, 1996 balance sheet in the Financial Statements at the lower of cost or market (determined on the average cost basis except for MTBE valued at market when produced). With respect to materials and supplies inventories, which are carried on an average cost basis, the excess of cost over market after any reserves for obsolete or below standard inventory, does not exceed Two Hundred Thousand Dollars ($200,000).

          (n) Manufacture of PO/MTBE. Neither PO nor MTBE were manufactured on
              ----------------------
    the Property prior to August 1, 1994. Except as otherwise set forth on
    Schedule 3.2(n) or for Huntsman's Knowledge Matters, there have been no spills or releases of PO or MTBE, including chemical substances or catalysts used in the manufacture of PO or MTBE on or from the Property that were reportable to a Governmental Body.

          (o) ERISA Plan Administration. Each Defined Contribution Plan has been
              -------------------------
    operated and administered in substantial compliance with its terms and with Law, including but not limited to the Employee Retirement Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") and the Code.

          (p) ERISA; Qualified Plans. Each Defined Contribution Plan that is
              ----------------------
    intended to be "qualified" within the meaning of Section 401(a) of the Code (or other Law) is so qualified.

          (q) Supporting Assets. With respect to the Supporting Assets, except
              -----------------
    for Section 3.2(h), THERE ARE NO EXPRESS OR IMPLIED WARRANTIES THAT APPLY TO THE SUPPORTING ASSETS AND THE SELLER AND THE COMPANY SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTIBILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

    Section 3.3  Buyer. Buyer represents and warrants to Seller as follows:
                 -----

          (a) Organization and Standing of Buyer. Buyer has been duly organized
              ----------------------------------
    and is validly existing in good standing under the Laws of Delaware.

          (b) Authority. Buyer has the corporate power and authority to enter
              ---------
    into and perform the Agreement and all agreements and transactions contemplated hereby and to purchase the Assets and assume the Assumed Liabilities. The execution, delivery and performance by Buyer of the Agreement and the agreements and transactions contemplated hereby and the purchase of the Assets have been duly authorized by all requisite corporate action, and the Agreement has been duly executed and delivered by Buyer.

          (c) Validity of Agreement. The Agreement is a legal, valid and binding
              ---------------------
    obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights in general. The enforceability of Buyer's obligations under the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (d) No Violation. The execution and delivery of the Agreement by
              ------------
    Buyer, the performance by Buyer of the terms of the Agreement and the purchase of the Assets do not (i) conflict with or result in a violation of the Corporate Documents of Buyer, (ii) conflict with, result in a violation of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to the express terms of any Contract to which the Buyer is a party or is subject, except for such violations, conflicts, defaults, terminations or accelerations which, either individually or in the aggregate, would not have a material adverse effect on the PO/MTBE Business, or (iii) violate any Law, except for such violations which, either individually or in the aggregate, would not have a material adverse effect on the PO/MTBE Business.

          (e) No Consent Required. Except as set forth in Schedule 3.3(e), (i)
              -------------------
    no consent, waiver, approval, authorization or other action by, or filing with, any Governmental Body, is required in connection with the execution, delivery and performance by Buyer of the Agreement or the agreements and transactions contemplated hereby, and (ii) no consent, waiver, approval, authorization or other action by any Person (other than Governmental Bodies) is required in connection with the execution, delivery and performance by the Buyer of the Agreement or the agreements and transactions contemplated hereby except for consents, waivers, approvals, authorizations or actions which, if not obtained, made or taken, would not have a material adverse effect on the PO/MTBE Business.

          (f) Litigation. Except as set forth in Schedule 3.3(f), there are no
              ----------
    actions, suits, investigations or proceedings pending or to the actual knowledge of Buyer, threatened against Buyer or any of its Affiliates before any court or arbitration tribunal or before or by any Governmental Body relating to the execution, delivery or performance of the Agreement or the agreements and transactions contemplated hereby.

          (g) Corporate Documents. Copies of the Corporate Documents of the
              -------------------
    Buyer, which have been made available by the Buyer to Company, constitute true, correct and complete copies of such Corporate Documents and reflect all amendments thereto through and including the date of the Agreement.

          (h) Subsidiaries. The Buyer has no subsidiaries and holds no interest
              ------------
    in any partnership or other equity interest in any corporation, joint venture, trust or other entity.

          (i) Ownership of Common Stock. The Huntsman Corporation, directly or
              -------------------------
    through one or more Affiliates, and members of the Huntsman Group, has good and marketable title to, and record and beneficial ownership of, all of the outstanding shares of Common Stock, free and clear of any and all proxies or proxy agreements, covenants, conditions, options and Encumbrances, other than (i) Encumbrances associated with Buyer's financing arrangements in connection with the transactions contemplated hereby, and (ii) agreements and arrangements involving only Buyer's Affiliates or members of the Huntsman Group.

          (j) Buyer Capitalization. The Buyer's authorized capital stock
              --------------------
    consists of one thousand 1,000 shares of common stock, $0.01 par value, and Sixty Five Thousand (65,000) shares of preferred stock, $1 par value. There are One Thousand (1,000) shares of common stock of Buyer issued and outstanding ("Common Stock"). The Common Stock has been duly authorized and validly issued, is fully paid and nonassessable. The Common Stock and the Preferred Stock constitute all of the issued and outstanding capital stock of Buyer. The Common Stock was not issued in violation of the terms of any Contract binding upon Buyer and was issued in compliance with all Corporate Documents of Buyer and all applicable Laws. The Preferred Stock has been duly authorized and validly issued and, at the Closing, the Preferred Stock is fully paid, nonassessable and free of preemptive rights. The Preferred Stock was not issued in violation of the terms of any Contract binding upon Buyer and was issued in compliance with all Corporate Documents of Buyer and all applicable Law.

          (k) Options or Warrants. Except (i) for options, warrants or
              -------------------
    subscription rights to purchase Common Stock held by any of Buyer's Affiliates or any member of the Huntsman Group, (ii) Encumbrances associated with Buyer's financing arrangements in connection with the transactions contemplated hereby and (iii) the agreements and transactions contemplated hereby, there are no outstanding options, warrants or other rights to purchase or subscribe for shares of capital stock of the Buyer, including, without limitation, the Preferred Stock or Common Stock, or securities convertible into or exchangeable for shares of the capital stock of the Buyer nor are there outstanding any rights, privileges, preemptive or contractual, to acquire the shares of capital stock of the Buyer including without limitation the Common Stock or the Preferred Stock.

          (l) ERISA; Prohibited Transaction. The consummation by Buyer of the
              -----------------------------
    transactions contemplated by the Agreement does not, to Buyer's actual knowledge, result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (m) Employment Offers. To Buyer's actual knowledge, the offers of
              -----------------
    employment and failure to offer employment with respect to employees or former employees of Seller, Seller's Affiliates and Company made pursuant to
    Section 5.1(a) have been made in accordance with all Laws including but not limited to Title VII of the Civil Rights Act of 1964, as amended, Americans with Disabilities Act, the Age Discrimination in Employment Act and the Texas Commission of Human Rights.

          (n) Disclosure. No representations or warranties by Buyer in the
              ----------
    Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the representations or warranties of Buyer herein, in light of the circumstances under which they were made, not misleading.

    Section 3.4  No Other Warranties. Except as otherwise provided herein,
                 -------------------
there are no express or implied warranties that apply to the transactions contemplated herein.

                                  PART FOUR:

                      COVENANTS REGARDING PO/MTBE BUSINESS

    Section 4.1  Covenants of Seller. Seller covenants with Buyer that:
                 -------------------

          (a) Conduct of Business. Unless otherwise expressly provided in the
              -------------------
    Agreement or expressly consented to by Buyer, or as set forth in Schedule 4.1(a), from the date of the Agreement up to and including the Closing Date, Seller shall not, and shall not permit any of its Affiliates with respect to the PO/MTBE Business, to (i) pledge or subject to any Encumbrance any of the PO/MTBE Assets other than Permitted Encumbrances; (ii) amend or terminate any material Contract which are within the definition of Assumed Liabilities; (iii) increase the salaries or other compensation or benefits of or make a loan to Employees other than in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business or as required by Law; (iv) make any general change in the credit policies or warranty terms extended to new or existing customers other than in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business; (v) sell or dispose of any PO/MTBE Assets other than in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business; (vi) enter into any lease of real or personal property (whether as lessee or lessor) having a term in excess of one year or involving annual rental payments of One Hundred Thousand Dollars ($100,000) or more, other than contracts with a term of one year or less entered into in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business; (vii) enter into any fixed price Contract for the purchase or sale of inventories other than Contracts with a term of one year or less entered into in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business; (viii) enter into any Contract for the purchase or sale, or for the exchange or storage of inventory or supplies or for the lease (as lessor) of any storage facilities owned by or under lease, as the case may be, other than in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business or having a term of one year or less; (ix) enter into any contract for capital expenditures involving future payments in excess of Five

    Hundred Thousand Dollars ($500,000); (x) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise) related to the PO/MTBE Business, other than the payment, discharge or satisfaction of current liabilities in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business; (xi) prepay any obligation related to the PO/MTBE Business other than in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business; (xii) cancel any debts which are related to the PO/MTBE Business, or waive any claims or rights which are related to the PO/MTBE Business other than in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business; (xiii) in connection with the PO/MTBE Business, incur or agree to incur any long-term indebtedness or, other than in the ordinary course of business consistent with past practices given the state of the PO/MTBE Business, incur, or assume or become subject to, whether directly or by way of a guarantee or otherwise, any obligation or liability (absolute or contingent); (xiv) declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Company; (xv) redeem or otherwise acquire any shares of the capital stock of the Company; (xvi) dispose of or permit to terminate or lapse, other than through expiration by operation of Law, any Intellectual Property or dispose of or disclose to any Person other than Buyer any trade secret, formula, process or know-how owned or used by or applicable to the PO/MTBE Business except in the ordinary course of business consistent with past practices or pursuant to an obligation of confidentiality binding on said Person and not theretofore a matter of public knowledge; (xvii) permit to lapse any license or permit related to the PO/MTBE Business; (xviii) dispose of any material records related to the PO/MTBE Business; or (xix) agree, whether in writing or otherwise, to do any of the acts prohibited by the foregoing provisions of this sentence. From the date of the Agreement up to and including the Closing Date, Seller shall cause the PO/MTBE Business to be conducted in the ordinary and normal course of the PO/MTBE Business, consistent with past practices given the state of the PO/MTBE Business and shall cause the Company to use reasonable endeavors to retain the services of the Transferred Employees and preserve business relationships of the PO/MTBE Business with labor unions, customers, suppliers and others; provided that Seller shall not be in breach of the covenant in this sentence to the extent that such breach is caused by Huntsman's breach of the Huntsman Agreements.

          (b) Access to Properties and Information. Except as set forth in
              ------------------------------------
    Section 6.6(a) and Part Eight, and subject to the Confidentiality Agreements, from the date hereof to the Closing Date, Seller shall afford or shall cause to be afforded to the officers, employees, accountants and other representatives of Buyer full and reasonable access to the properties, management and records pertaining to the PO/MTBE Business, wherever situated (including Tax records and Tax reports and Tax litigation files as they relate directly to the PO/MTBE Business), during normal working hours in order that Buyer may have full opportunity to make such investigations as it shall desire of the affairs and financial status of the PO/MTBE Business and all aspects thereof.

          (c) Intercompany Accounts. On or prior to the Closing Date, effective
              ---------------------
    as of the Effective Date, Seller shall cause all intercompany accounts existing and due to or from Seller or Seller's Affiliates related to the PO/MTBE Business to be excluded from the Closing Working Capital except Included Intercompany Accounts.

          (d) Seller's Non-Compete. For a period of five (5) years after the
              --------------------
    Closing Date, Seller shall not and shall not permit any of Seller's Affiliates to engage, directly or indirectly, in competition with Buyer or any of Buyer's Affiliates in (i) the manufacture of PO or PG or (ii) the sale of PO or PG to third parties except nothing herein shall preclude Seller or Seller's Affiliates from selling PG or products containing PG as, or as a component of, anti-freeze, de-icers, coolants or heat transfer fluids.

          (e) No Solicitation. Prior to the earlier of the Closing and
              ---------------
    termination of the Agreement in accordance with its terms, Seller shall not, shall cause its Affiliates not to, and shall cause Seller's and Seller's Affiliates' respective directors, officers, Employees, representatives, financial and legal advisors and agents not to (i) solicit, initiate, encourage the initiation of or participate in, discussions or negotiations with, or solicit or encourage inquiries or proposals from, any Person (other than Buyer and Buyer's Affiliates and representatives) concerning any merger, consolidation, liquidation, sale of assets (other than in the ordinary course of business consistent with past practice), sale of capital stock, change of control, business combination or similar transaction principally involving the Company or the PO/MTBE Business (any of the foregoing, an "Acquisition"),
    (ii) enter into any Contract with respect to any Acquisition (other than with Buyer and Buyer's Affiliates and representatives), or (iii) except as required by Law (including the federal securities Laws), directly or indirectly disclose to any Person (other than Buyer and Buyer's Affiliates and representatives) any information not customarily disclosed concerning the Company or the PO/MTBE Business. In the event that Seller, any of Seller's Affiliates or any of their respective representatives receives an offer or proposal relating to an Acquisition, Seller shall immediately provide Buyer with notice thereof (such notice to include all material terms of any such offer or proposal, including, in the case of a written offer or proposal, a copy thereof, and to identify the party making such offer or proposal); provided, that this restriction shall not apply to the Excluded Assets or as set forth in Section 4.1(h)

          (f) Title to the Properties. Seller binds itself and its successors
              -----------------------
    and assigns to warrant and forever defend against all and singular the Property and Easements to Buyer and Buyer's successors and assigns against any Person whomsoever lawfully claiming or to claim the same or any part thereof, except as to the Permitted Encumbrances and subject to the terms of the Easements.

          (g) Citibank Lease. Simultaneously with the Closing, Seller shall (i)
              --------------
    enter into a written agreement providing for the termination of the participation agreement and (ii) cause the termination of that certain lease dated as of August 14, 1992 and all related agreements with Citibank, N.A., State Street Bank and Trust Company of Connecticut, National Association as trustee under that certain unrecorded Declaration of Trust dated as of August 14, 1992 and other financial institutions ("Citibank Lease") and deliver releases which upon recordation in the proper office for recording will release all Encumbrances related thereto.

          (h) Delivery of Additional Data. At Buyer's request and expense,
              ---------------------------
    Seller and Buyer shall reasonably cooperate to provide financial or other data relating to the PO/MTBE Business that is
    (i) reasonably required by Buyer's financing sources (including underwriters) for the transactions contemplated by the Agreement or (ii) required for Buyer to comply with applicable securities laws.

          (i) Merox. On or prior to the Closing, Seller shall cause to be
              -----
    provided to Buyer a fully paid up license for practice of the UOP Merox process used in the PO/MTBE Business and limited to the maximum demonstrated capacity of the Merox unit as of the Closing Date at Seventeen Thousand Five Hundred (17,500) barrels of fresh stock charge per stream day or Five Million Seven Hundred Seventy Five Thousand (5,775,000) barrels per calendar year.

    Section 4.2  Covenants of Buyer. Buyer covenants with Seller that:
                 ------------------

          (a) Performance Bonds, Guaranties, Etc. With respect to any surety
              ----------------------------------
    bonds, performance bonds, guaranties or financial assurances set forth on
    Schedule 4.2(a) relating to the PO/MTBE Business on which Seller or Seller's Affiliates, including without limitation the Company, is a principal or guarantor, Buyer shall use its reasonable endeavors to cause such surety bonds, performance bonds, guaranties or financial assurances to be replaced or Seller, or its Affiliates to be otherwise released within ninety (90) days after the Closing Date. Buyer shall reimburse Seller for any amounts paid by Seller or its Affiliates with respect to such surety bonds, performance bonds, guaranties or financial assurances to the extent that such amounts paid by Seller or its Affiliates are related to activities of the PO/MTBE Business on or after the Closing Date.

          (b) Use of Texaco Mark. At the Closing, Buyer shall cease and shall
              ------------------
    cause Buyer's Affiliates to cease using any trademarks, symbols or trade names containing "Texaco", "Tex" as a prefix or suffix, or similar words, as well as the Star T Design logo associated with Seller or Seller's Affiliates ("Excluded Marks"). Notwithstanding the preceding sentence, Buyer and Buyer's Affiliates shall have the right for a reasonable period of time based on quantity of containers or packages existing in inventory at Closing, to use or dispose of any inventory in containers or packages bearing any of the Excluded Marks, and to use or dispose of previously prepared advertising and promotional materials and brochures, shipping, packaging and similar materials bearing any of the Excluded Marks, and to remove or replace identifications and signs; provided, that as soon as practicable after the Closing Date, Buyer shall cause such containers, packages or materials to identify Buyer or Buyer's Affiliates as the distributor of the products bearing the Excluded Marks. Notwithstanding any provision of this Section 4.2 (b), Buyer shall have the right to use trademarks, symbols or trade names containing "Tex" or "Texas" (except as used in the Company names "The Texas Company" and "Texas Chemical Company") as a prefix, suffix, or individual or base word to the extent that such use is not confusingly similar to any Texaco trade name or any of the Excluded Marks such as would constitute a violation of trademark, unfair competition or false advertising Laws.

          (c) Accounts Receivable. Buyer shall use its reasonable endeavors to
              -------------------
    (i) collect or cause to be collected the accounts and notes receivable included in the Closing Working Capital and (ii) after the repurchase of the unpaid accounts and notes receivable pursuant to Section 2.4(d) assist Seller in the collection of the Uncollected Receivables.

          (d) Insurance Claims. Buyer shall not and shall cause Buyer's
              ----------------
    Affiliates not to assert, by way of claim, action, litigation or otherwise, any right to any Insurance Policy or benefit thereunder. Seller shall retain all right, title and interest under the Insurance Policies.

          (e) Buyer's Release of Insurance Policies. At the Closing, Buyer shall
              -------------------------------------
    release or cause to be released all rights to all Insurance Policies or similar insurance which covered the Company prior to the Closing Date. All Insurance Policies issued in the name of or to the Company, prior to the Closing Date, shall remain with the Seller or Seller's Affiliates.

          (f) Non-Assertion of Claims. Buyer shall not assert, and shall not
              -----------------------
    permit Buyer's Affiliates to assert, any claims for damages against Seller's Affiliates in any way arising out of the sale and transfer of the PO/MTBE Assets and assumption of Assumed Liabilities. Buyer shall assert any such claims for damages only against Seller.

          (g) Offset Rights. Buyer grants and will cause its subsidiaries, if
              -------------
    any, to grant Seller and Seller's Affiliates and Seller grants and will cause its Affiliates to grant Buyer and its subsidiaries, if any, the right of offset and equitable recoupment ("Offset") for amounts due under any trade accounts or trade agreements between Buyer or its subsidiaries, if any, on the one hand, and Seller or any of its Affiliates, on the other hand. Such right shall only be exercisable by any such party upon the material default by the other party, under the terms of such accounts or agreements (and only for so long as such material default is continuing) and without regard to the mutuality of the obligation between the party asserting the Offset and the other party. Upon the exercise of the Offset the offsetting party shall provide the other party prompt notice thereof and reflect the Offset taken in any revised statement of account.

          (h) Capital Structure. Prior to or simultaneously with Closing, Buyer
              -----------------
    shall issue the Common Stock for no less than Twenty Five Million Dollars ($25,000,000), (Twenty Four Million Dollars ($24,000,000) in cash to Huntsman Corporation or its Affiliates and One Million Dollars ($1,000,000) in respect of the portion of the Purchase Price previously paid by or on behalf of Buyer), and shall issue for cash at least Seventy Five Million Dollars ($75,000,000) of junior subordinated debt to third parties, as set forth in the Intersecurity Documents.

          (i) Intellectual Property License. On the Closing Date, Buyer shall
              -----------------------------
    grant to Seller and its Affiliates, and Star Enterprise, Caltex Corporation and its Affiliates a paid up, irrevocable, nonexclusive, nontransferable license, without the right to sublicense, to practice the Intellectual Property identified on Schedule A of Exhibit D which license shall be in a form substantially as set forth on Exhibit D.

         (j) PO Sales. For so long as the Preferred Stock is outstanding, to the
             --------
    extent Buyer and Buyer's Affiliate sell PO to PO customers that individually consume no more than twelve million (12,000,000) pounds of PO per year for nonurethane polyol applications, Buyer agrees that the first twenty million (20,000,000) pounds per year of such sales shall be made by or for the account of Buyer.

    Section 4.3  Covenants of Seller and Buyer. Seller and Buyer covenant to
                 -----------------------------
each other as follows:

          (a) Compliance with Conditions Precedent. Seller and Buyer shall each
              ------------------------------------
    use its reasonable endeavors to cause the conditions precedent set forth in Part Nine, which are for the benefit of the other, to be fulfilled and satisfied as soon as practicable.

          (b) Brokers. The Parties represent to each other, that no broker,
              -------
    finder, financial advisor or similar person has been retained by a Party except as set forth below. Seller represents that Seller has retained C.S. First Boston as financial advisor in connection with the transactions contemplated by the Agreement. Buyer represents that Buyer has not retained any financial advisors in connection with the transactions contemplated by the Agreement. Seller shall have sole responsibility for the fees and expenses of C.S.First Boston and therefore Buyer and Buyer's Affiliates shall have no responsibility for the fees and expenses of C.S.First Boston. Buyer shall have sole responsibility for the fees and expenses of any financial advisor retained by Buyer or its Affiliates and therefore Seller and Seller's Affiliates shall have no responsibility for the fees and expenses of any financial advisor of Buyer or its Affiliates.

          (c) Certain Filings and Consents. The waiting periods under the Hart
              ----------------------------
    Scott Rodino Antitrust Improvements Act of 1976 as amended ("HSR") and rules promulgated thereunder have been satisfied. With respect to any other filings and consents, the Parties agree that (i) Buyer and Seller shall cooperate with one another in (x) determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any Laws of the United States or any other country in which a PO/MTBE Asset is located, and (y) making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers, (ii) Buyer shall promptly endeavor to obtain, and Seller shall reasonably cooperate in connection with such endeavors, each consent set forth on Schedules 3.3(e) and 4.2(a), and (iii) Seller shall promptly endeavor to obtain, and Buyer shall reasonably cooperate in connection with such endeavors, each consent set forth on Schedules 3.1(e) and 3.2(e).

          (d) Press Release. Prior to or on the Closing Date, no Party shall
              -------------
    make any press release or other announcement respecting the subject matter of the Agreement without the consent of the other Party which consent shall not be unreasonably withheld, unless a Party refuses to consent and the Party desiring to make the release or other announcement is advised by its counsel that the release or other announcement is required to comply with any Law.

          (e) Post-Closing Access. Except as otherwise expressly provided
              -------------------
    herein, from and after the Closing Date, Buyer and Seller shall reasonably cooperate and afford each other or cause to be afforded to their respective Affiliates and their officers, employees, accountants and other representatives access, upon reasonable notice, during business hours with respect to the facility to which access has been requested, to review and copy the books, documents, databases, records or other information systems of or relating to the PO/MTBE Business, including records preserved as set forth in Section 8.8 (which books, documents, databases, records, employees files or other information systems the Parties shall cooperate and assist one another in identifying and locating), interview, depose or seek testimony of employees, provide assistance in proceedings with employees as witnesses or advisors, investigate the physical premises, take photographs or videotapes, identify employees and contractors with knowledge of any matter which is the subject of a claim for which a Party has responsibility and make such employees available to such Party and provide reasonable office space to do any of the foregoing in connection with any matter affecting or alleged to affect the Party requesting such access. Access to Tax records shall be governed by Part Eight.

          (f) Further Assurances. Each Party shall, from time to time at the
              ------------------
    request of the other, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment, clarification and termination and take such other action as the Party making the request may require to effectuate the intentions of the Parties, including to transfer, convey and assign to and vest in Buyer, and to place Buyer in possession of the PO/MTBE Assets and the Intellectual Property and to the extent transferable, the permits and licenses related to the PO/MTBE Business and to transfer, assign or convey to and vest in Seller or its Affiliates the Excluded Assets. Seller intends to convey or cause the conveyance of the PO/MTBE Assets and the Intellectual Property at Closing and continue to hold or retain the Excluded Assets on or before Closing, however, in the event it is determined after Closing that: (i) any part of the PO/MTBE Assets or the Intellectual Property was not in fact conveyed to Buyer, and that the title to any part of the PO/MTBE Assets or the Intellectual Property is incorrectly in the name of any of Seller or Seller's Affiliates; or (ii) any Excluded Asset is conveyed to Buyer and that the title to such Excluded Asset is incorrectly in the name of Buyer, then, after the Closing Date, with respect to each Section 4.3(f)(i) through
    (ii), each Party shall take all such action necessary to correctly convey any part of the PO/MTBE Business, the PO/MTBE Assets or the Intellectual Property to Buyer or convey any of Excluded Assets to Seller. Without limiting the rights of Buyer under the Agreement, to the extent Seller, TDC or the Company cannot transfer or cause to be transferred any Contracts required to be transferred to Buyer pursuant to the Agreement, Seller, TDC and the Company shall enter into arrangements reasonably sufficient to provide equivalent benefits and burdens to Buyer.

          (g) Transfer of Permits. Seller and Buyer agree that the transfer and
              -------------------
    operational control of all environmental permits relating to the PO/MTBE Business, including, but not limited to, hazardous waste permits, air permits, wastewater permits and wastewater discharge permits, shall take place on the Closing Date.

    Section 4.4.  Confidentiality.  From and after the Closing Date, the Parties
                  ---------------
agree as follows:

          (a) Information. In connection with each Parties' consideration of a
              -----------
    possible transaction and the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, each Party possesses and may hereafter obtain from the other Party information that is either non-public, confidential or proprietary in nature, including without limitation, business, commercial, financial, operational, environmental and Intellectual Property information, in written form, visually (such as by inspection) or orally. All information furnished by or obtained from one Party, its Affiliates, directors, officers, employees, agents, advisors or representatives ("Representatives" and from time to time, individually and collectively referred to as "Disclosing Party") to the other Party, its Affiliates and Representatives (individually and collectively, "Receiving Party"), and all analyses, compilations, data studies or other documents prepared by a Receiving Party containing or based upon, in whole or in part, any such furnished information, is hereinafter referred to as "Information". After the Closing, Information relating to the PO/MTBE Business shall be deemed to be Information of Buyer, as Disclosing Party, and Seller and its Affiliates shall be deemed Receiving Parties with respect to such Information.

          (b) Confidentiality.  From and after the Closing Date, without the
              ---------------
    prior written consent of Disclosing Party, the Receiving Party shall not and shall cause its Affiliates and their Representatives not to disclose Disclosing Party Information to any Person or use Disclosing Party Information, directly or indirectly, for any purpose, provided that, the Receiving Party and its Affiliates and their Representatives may use Disclosing Party Information to the extent required in order to perform and comply with the Agreement and the agreements and transactions contemplated hereby. Receiving Party shall transmit and shall permit its Affiliates and their Representatives to transmit the Disclosing Party Information only to those of Receiving Party's Affiliates and their Representatives who need to know the Disclosing Party Information for the purposes set forth in this
    Section 4.4. Receiving Party shall be responsible for any breach of this
    Section 4.4 by its Affiliates and their Representatives. Receiving Party shall make all reasonable, necessary and appropriate efforts to safeguard the Disclosing Party Information from disclosure to anyone other than as permitted by this Section 4.4. Notwithstanding anything to the contrary contained herein, neither Receiving Party, its Affiliates nor their Representatives shall be entitled to use any Disclosing Party Information if the use thereof could reasonably be expected to result in a violation of any Laws.

          (c) Exceptions. This Section 4.4 shall be inoperative as to such
              ----------
    portions of the Disclosing Party Information that: (i) are in the public domain; (ii) are published or otherwise become part of the public domain through no fault of Receiving Party, its Affiliates or their Representatives; (iii) Receiving Party can demonstrate was in the possession of Receiving Party, its Affiliates or their Representatives; (iii) Receiving Party can demonstrate was in the possession of Receiving Party, its Affiliates or their Representatives at the time of such disclosure and to the actual knowledge of such Person was not acquired by any such Person directly or indirectly from the Disclosing Party, its Affiliates or their Representatives on a confidential basis (provided that this Section 4.4(c)
    (iii) shall not apply to Seller or any of its Affiliates or their Representatives with respect to any Information relating to the PO/MTBE Business) or; (iv) become available to Receiving Party, its Affiliates or their Representatives on a non-confidential basis (whether directly or indirectly) from a source that to the best of any such Person's knowledge did not acquire the Disclosing Party Information on a confidential basis; or
    (v) are independently developed by Receiving Party's Affiliates or such Affiliates' Representatives who have not had access to the Disclosing Party Information.

          (d) Legally Compelled. The Receiving Party, its Affiliates or their
              -----------------
    Representatives may disclose Disclosing Party Information to the extent required by Law, stock exchange rules or by any applicable judgment, order or decree of any court or Governmental Body having jurisdiction in the proceeding, or in connection with the preparation of Tax returns, communications with Governmental Bodies with respect thereto or proceedings relating to Taxes; provided that Receiving Party, to the extent practicable, shall provide Disclosing Party with prompt notice thereof so that Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 4.4. In the event that such protective order or other remedy is not obtained or Disclosing Party waives compliance with the provisions of this Section 4.4, Receiving Party shall or shall cause the Person required to disclose such Disclosing Party Information to furnish only that portion of the Disclosing Party Information that such Person is advised by an opinion of Receiving Party's counsel is legally required, and, to the extent practicable, Receiving Party shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment is accorded the Disclosing Party Information so furnished.

          (e) Specific Information. Specific Information shall not be deemed to
              --------------------
    be within the exceptions of Section 4.4 (c) merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within these exceptions merely because the individual features, but not the combination itself, are within these exceptions.

          (f) Expiration. With respect to unintentional use or disclosure,
              ----------
    Section 4.4 shall expire Fifteen (15) years after the Closing Date.

    Section 4.5  Huntsman Agreements, New Service Agreements, Etc. With
                 ------------------------------------------------
respect to agreements among Buyer and its Affiliates, the Parties agree as follows:

          (a) Huntsman Agreements. On the Closing, the Parties agree the
              -------------------
    Huntsman Agreements appearing with an asterisk on Schedule 4.1(b) shall terminate and Buyer shall cause Huntsman to terminate the asterisked Huntsman Agreements. Upon termination the Parties and Huntsman shall have no further obligations under the asterisked Huntsman Agreements, including without limitation, any obligation caused by the termination of any of these asterisked Huntsman Agreements, provided however, (i) the rights and obligations relating to services performed or products supplied prior to the Closing Date shall survive this termination and (ii) Buyer shall assume any capital expenditure obligations arising after the Effective Date under the contracts made prior to the Effective Date by or on behalf of the Company pursuant to the asterisked Huntsman Agreements in the ordinary course of business consistent with past practice.

          (b) New Service Agreements. On the Closing Date, Buyer shall enter
              ----------------------
    into service agreements with Huntsman, in the form reasonably satisfactory to Buyer and Seller ("New Service Agreements") under the following terms and conditions: (i) products and services provided to the Buyer and the terms and fees of the New Service Agreements and nonasterisked Huntsman Agreements with respect to the PO/MTBE Business shall be substantially similar to the services and products, terms and fees under the Huntsman Agreements as of the date of the Agreement; (ii) for each year that the Preferred Stock is outstanding, Huntsman shall reduce the fees charged, and Buyer shall receive a reduction against such fees under the New Service Agreements and non-asterisked Huntsman Agreements in an aggregate amount of at least Twelve Million Dollars ($12,000,000) per year (or a pro-rata portion of Twelve Million Dollars ($12,000,000) for any partial year); (iii) for so long as the Preferred Stock is outstanding, without the prior written consent of Seller, which consent shall not be unreasonably withheld, Buyer shall not agree to any amendment to New Service Agreements and nonasterisked Huntsman Agreements or enter into any additional products and service agreements with Buyer's Affiliates which would increase the total net cost to Buyer of the products and services to an amount greater than the cost of services provided under New Service Agreements and non-asterisked Huntsman Agreements; (iv) for so long as the Preferred Stock is outstanding, Buyer shall not request any additional products and services under the New Service Agreements and non-asterisked Huntsman Agreements unless the prices to be paid by Buyer for such additional products and services are commercially reasonable and (A) such additional products and services are required by Law, (B) such additional products and services are consistent with good industry practice, (C) such additional products and services are reasonably necessitated by changes in general economic conditions, (D) such additional products and services are reasonably required in connection with changes in plant operations or (E) such additional products and services are economically justifiable; and (v) for so long as the Preferred Stock is outstanding, Buyer shall have a right to seek a refund from Huntsman and Huntsman shall pay such refund to Buyer for fees related to a violation of the terms and conditions of the New Service Agreements and non-asterisked Huntsman Agreements as set forth in Section 4.5(b)(ii), (iii) or (iv), provided that such right is exercised within one year of the violation. Seller acknowledges and agrees that any Employees hired by Huntsman pursuant to Part Five shall provide services to Buyer pursuant to one or more of the New Service Agreements and that such services shall not constitute "additional services" for purpose of the preceding sentences.

          (c) Quarterly Report. For so long as the Preferred Stock is
              ----------------
    outstanding, promptly following the end of each calendar quarter, Buyer shall provide Seller with a report explaining in reasonable detail (i) any material increases or decreases from Buyer's actual costs from budget costs under the New Service Agreements for such quarter, (ii) any material increase or decrease from the 1996 budget expense under certain Huntsman Agreements in the amounts set forth on Schedule 4.5(c) for such quarter and
    (iii) other terms and conditions as set forth in Schedule 4.5(c). Buyer shall provide Seller with additional documents and information related to the quarterly report, as reasonably requested by Seller. within thirty (30) days after receipt of the quarterly report, Seller shall have the right to object to any violation of Section 4.5(b)(ii), (iii) or (iv) and Buyer shall seek a refund from Huntsman and Huntsman shall promptly pay such refund under the New Service Agreements, unless Buyer and Huntsman deliver to Seller evidence of reasonable compliance with Section 4.5(b)(ii), (iii) or (iv). In the event the Parties and Huntsman are unable to resolve the dispute, the disagreement shall be submitted to arbitration, which shall be binding on the Parties and Huntsman.

          (d) Audit Rights.  For so long as the Preferred Stock is outstanding,
              ------------
    Seller may, within ninety (90) days of receipt of the final quarterly report for each calendar year give notice to Buyer of its election to have an audit performed, at Seller's sole expense, of the accounts and records of Buyer and its Affiliates related to the performance of the obligations of this
    Section 4.5 of such calendar year. Any audit conducted pursuant to this
    Section 4.5(d) shall be conducted by Seller's independent public accountants or with Buyer's consent, in its sole discretion, Seller's internal auditors during Buyer's ordinary business hours as promptly as possible and shall be subject to appropriate provisions protecting confidentiality. In connection with any such audit, Buyer shall reimburse Seller for Seller's independent public accountants' reasonable out of-pocket expenses in an amount not to exceed the amount of any refund from Huntsman to Buyer for fees related to a violation of the terms and conditions of the New Service Agreement and non-asterisked Huntsman Agreements as set forth in section 4.5 (b) (ii) (iii) and (iv). In addition, Seller shall coordinate, to the extent practicable, such audit with any other third party audit of such matters, if requested by Buyer, to minimize the disruption of Buyer's business. If, in the reasonable written opinion of the auditors, Buyer has not complied with its obligations, Buyer and Seller shall meet to resolve the matter within thirty
    (30) days after both Parties have received the final written audit report from the auditors.

                                   PART FIVE

                        COVENANTS REGARDING THE COMPANY

    Section 5.1  Covenants of Seller and Buyer. Seller and Buyer covenant to
                 -----------------------------
each other regarding the Company as follows:

          (a) Employees. Seller has delivered, or caused to be delivered,
              ---------
    relevant information on Employees and Buyer or an Affiliate of Buyer has provided written offers of continued employment with the PO/MTBE Business to those Employees Buyer or such Affiliate desires to continue to employ from and after the Closing Date. Those Employees who have accepted such offer of employment and remain employees of the PO/MTBE Business up to the Closing and continue employment with Buyer on and after the Closing shall be "Transferred Employees".

          (b) No Solicitation. Without the prior written consent of Seller,
              ---------------
    which consent shall not be unreasonably withheld, for one (1) year after the Transfer Date, Buyer agrees not to employ or otherwise secure the services of, offer to or solicit to employ, any Employee who received a written offer of employment from Buyer or an Affiliate of Buyer but elects to retire or separate from the Company, Seller or its Affiliates on or before the Transfer Date.

          (c) Compensation. For a period of at least Twelve (12) months from the
              ------------
    Closing Date all Transferred Employees shall be paid a base salary, straight time hourly rate or other compensation as set forth on Schedule 5.1(c) no less than what such Transferred Employee received from the Company, Seller or its Affiliates immediately prior to the Closing Date.

          (d) No Termination. No Employee shall be treated as having terminated
              --------------
    employment with the Company or any other Affiliate of Seller by reason of the sale of the PO/MTBE Business to Buyer and the transactions contemplated hereby, for the purpose of determining entitlement to severance or separation pay or any similar payment.

          (e) Buyer Benefit Plans. Buyer or an Affiliate of Buyer shall provide
              -------------------
    the nonrepresented Transferred Employees with benefit plans that, in the aggregate, are no less favorable than the benefit plans provided as of the Closing Date to employees of Buyer or such Affiliate, as set forth on
    Schedule 5.1(e) ("Buyer Benefit Plans"). Except as otherwise provided in
    Schedule 5.1(e), Buyer Benefit Plans shall credit all service of the Transferred Employees with the Seller, the Company, Seller's Affiliates and Star Enterprise and Caltex as of the Transfer Date, for all purposes under the Buyer Benefit Plans.

          (f) Defined Benefit Plans. As of the Transfer Date, any Transferred
              ---------------------
    Employee who is a participant in the retirement plan of Seller ("Defined Benefit Plans"), shall cease to accrue benefits under the Defined Benefit Plans. As soon as practicable after the Closing Date and effective as of the Transfer Date, the Buyer or an Affiliate of Buyer shall establish new defined benefit plans and related trusts or amend existing plans and, if applicable, related trusts ("New Defined Benefit Plans") to cover the Transferred Employees. The New Defined Benefit Plans shall provide each Transferred Employee, on the Transfer Date, with service for all purposes and, but only to the extent described below, benefit accrual equal to the service credited to such Transferred Employee as of the Transfer Date under the Defined Benefit Plans and any defined benefit plan of Seller's Affiliates, Star Enterprise and Caltex. The New Defined Benefit Plans shall provide a pension benefit at Normal Retirement Date, as defined in the New Defined Benefit Plans that will equal the greater of (i) or (ii), as follows: (i) the "Normal Retirement Benefits" based on the formula defined
                      --------------------------
    in, and accrued under, the New Defined Benefit Plans including any applicable Social Security offset and early retirement reductions, recognizing all benefit service recognized by the Seller, Seller's Affiliates, Star Enterprise and Caltex as of the Transfer Date and within two (2) years after the Transfer Date in accordance with the terms of the Benefit Service Restoration Program ("BSRP") under the Defined Benefit Plans and all recognized benefit service with Buyer or such Buyer's Affiliate on or after the Transfer Date, less the Transferred Employee's employer provided normal retirement benefit accrued under the Defined Benefit Plans and any defined benefit plans of, or maintained for, Star Enterprise and Caltex as of the Transfer Date and within two (2) years after the Transfer Date in accordance with the terms of the BSRP, or (ii) the Normal Retirement Benefit accrued under the New Defined Benefit Plans including any applicable Social Security offset and early retirement reductions, recognizing only benefit service with Buyer or such Buyer's Affiliate on and after the Transfer Date. If a Transferred Employee commences the payment of the Transferred Employee's benefits before Normal Retirement Date, as defined in the New Defined Benefits Plan, and the amount of the Transferred Employee's retirement benefit is determined under Section 5. 1 (f) (i) , the early commencement discount factors under the New Defined Benefit Plans shall be applied to the net amount of the early retirement benefit after the offset of the normal retirement benefits accrued under the Defined Benefit Plans. The benefits determined under the Defined Benefit Plans shall be based on the base salary received while participating under the Defined Benefit Plans prior to the Transfer Date. Benefits accrued under the Defined Benefit Plans by Transferred Employees with respect to (x) benefit service as of the Transfer Date and (y) benefit service restored within two (2) years after the Transfer Date, in accordance with the terms of the BSRP, shall be the sole responsibility of Seller; however, Buyer and Seller shall cooperate in arranging for the collection of employee contributions, and the transfer of those contributions to Seller, as required by the BSRP for a period of two (2) years after the Transfer Date. A Transferred Employee's service with Buyer or Buyer's Affiliate after the Transfer Date shall be recognized as vesting service for vesting and eligibility to retire under the Defined Benefit Plans in accordance with the terms of such plans.

          (g) Separation. If a Transferred Employee separates from Buyer or
              ----------
    Buyer's Affiliate after the Transfer Date and meets the age and service requirements under the Defined Benefit Plans, Seller shall thereafter pay or cause to be paid to the Transferred Employees the benefits accrued under the Defined Benefit Plans when the same shall be payable pursuant to the terms of such Defined Benefit Plans. The transfer of employment of a Transferred Employee from Seller to Buyer or Buyer's Affiliate shall not be considered to be a termination of employment for the purposes of the Defined Benefit Plans. A Transferred Employee' who separates from Buyer or Buyer's Affiliate after the Transfer Date shall not be eligible for nonpension retirement benefits from the Seller's benefits plans. A Transferred Employee's benefits under the Defined Benefit Plans shall not commence until the Transferred Employee separates from Buyer's or Buyer's Affiliate's employment, unless otherwise required by Section 401 (a) (9) of the Code.

(h) Participant List, Etc. At the Closing, Seller shall deliver to the Buyer a
    ---------------------
list of the Transferred Employees who were participants in the Defined Benefit Plans as of the Closing Date, setting forth all employee benefit plan information necessary for Buyer or Buyer's Affiliate to administer the Buyer Benefit Plans in accordance with the Agreement. Buyer agrees to provide Seller, when requested, any employee benefit information necessary for Seller to administer Defined Benefit Plans in accordance with the Agreement. Seller agrees to provide Buyer with any additional information, when requested, necessary for Buyer or Buyer's Affiliate, to administer the New Defined Benefit Plans.

          (i) Defined Contribution Plans. As of the Transfer Date, any
              --------------------------
    Transferred Employee who is a participant in the employees thrift plan of Seller ("Defined Contribution Plans") shall cease to be eligible to make employee contributions or receive employer contributions in each such plan as of the Transfer Date and shall be entitled to participate in defined contribution plans of Buyer or an Affiliate of Buyer ("New Defined Contribution Plans"). The New Defined Contribution Plans shall provide each Transferred Employee with (i) service for all purposes equal to the service credited to such Transferred Employee as of the Transfer Date under the Defined Contribution Plans and (ii) a rollover account that accepts direct rollovers of taxable distributions from the Defined Contribution Plans.

          (j) Account Balances. The account balances of the Transferred
              ----------------
    Employees held under the Defined Contribution Plans on the Effective Date shall remain in the Defined Contribution Plans, except in the case of those Transferred Employees who elect to make a complete withdrawal (both employee stock ownership account and employee account) and have the funds paid directly to such Transferred Employee or elect to directly roll over the taxable portion of their account balance into the New Defined Contribution Plans or into an Individual Retirement Account. Buyer shall arrange for the collection of loan payments from the Transferred Employees to the Defined Contribution Plans and the transfer of those payments to Seller for a period of up to two (2) years from the Transfer Date. The Parties agree that Buyer or an Affiliate of Buyer shall function as a collection agent of such loan payments due to Seller or Seller's employee benefit plan and neither Buyer nor any of its Affiliates shall have any liability for nonpayment of such amount.

          (k) Welfare Benefit Plans.  As of the Transfer Date, any Transferred
              ---------------------
    Employee who is a participant in the welfare benefit plans set forth on
    Schedule 5.1(k) (i) ("Welfare Benefit Plans") shall cease to be a participant in each such plan as of the Transfer Date, and shall be entitled to participate in the welfare benefit plans of Buyer or an Affiliate of Buyer as set forth on Schedule 5.1(k) (ii) ("New Welfare Benefit Plans"). The New Welfare Benefit Plans shall provide each Transferred Employee with service for all purposes equal to the service credited to such Transferred Employee as of the Transfer Date under Welfare Benefit Plans. No waiting period or exclusion from coverage of any preexisting medical condition shall apply to the Transferred Employee's participation in the New Welfare Benefit Plans and benefit accruals, on or after the Transfer Date. The Seller shall pay or shall cause the applicable Welfare Benefit Plan to pay any benefits or expenses covered by the Welfare Benefit Plans that (i) in the case of any such medical or dental plans, are incurred with respect to services performed for the Transferred Employees (or other employees) or their dependents on or prior to the Transfer Date or (ii) in the case of any life insurance plans, are payable to the beneficiaries of any Transferred Employee (or other employee) who dies on or prior to the Transfer Date. The Seller shall assume and retain all liabilities and obligations arising under the continuation coverage requirements of Section 4980B of the Code and Part Six of Title I of ERISA with respect to all Transferred Employees (or any beneficiaries or dependents thereof) who on or before the Transfer Date have exercised or are eligible to exercise their rights to such continuation coverage.

          (l) Disability.  Payments received by a Transferred Employee from the
              ----------
    short term disability plan of Seller shall cease on the Transfer Date and such Transferred Employee shall be eligible for benefits under any similar plan provided by Buyer or an Affiliate of Buyer. Any long term disability plan benefits, permanent and total disability type benefits, or any similar benefits provided by Buyer or an Affiliate of Buyer for which such Transferred Employee may qualify on or after the Transfer Date shall be Buyer's or such Affiliate's responsibility.

          (m) Vacation.  All vacation accrued by Transferred Employees under the
              --------
    Company's vacation plan, but not
    taken by the Closing Date, shall be the Buyer's responsibility, and shall be credited to the Transferred Employee's account under the Buyer's or an Affiliate's vacation plan; provided, however, that the Final Statement shall reflect, as a current liability determined in accordance with GAAP, an accrual for all vacation accrued by any Transferred Employee (or any other employee) prior to the Closing Date.

          (n) Retirees. Seller shall be responsible for all non-pension
              --------
    retirement obligations related to any Employee who retires on or before the Transfer Date. Neither Buyer nor any of its Affiliates shall have any responsibility for any non-pension retirement obligations payable to any employees of the Seller and Seller's Affiliates other than Transferred Employees who retire after the Transfer Date. Buyer shall be responsible for non-pension retirement obligations of any Transferred Employee who retires after the Transfer Date. In no event shall Seller be responsible for any non-pension retirement obligations under the Buyer Benefit Plans of any Transferred Employee who separates from Buyer's and its Affiliate's employment after the Transfer Date.

          (o) Reimbursement, Etc. From the Effective Date through the Closing
              ------------------
    Date, Seller shall pay wage expenses of the Transferred Employees from the funds generated by the PO/MTBE Business. After the Closing Date, Transferred Employees shall continue to participate in the Company Benefit Plans up to but not including Transfer Date. Buyer shall arrange for the collection of required employee contributions from the Transferred Employees for participation in the Seller's benefit plans after the Closing Date and up to but not including Transfer Date, and for the transfer of those employee contributions to Seller within thirty (30) days after the Closing Date. Employee contributions, collected by Seller in the month in which the Closing occurs with respect to which benefits are provided in the month immediately following, shall be promptly transferred to Buyer or an Affiliate of Buyer to purchase similar benefits for such employees in the month after Closing. Buyer shall pay to Seller as of the Closing Date an amount representing the Seller's expense to provide the benefits under the Company Benefit Plans to the Transferred Employees from the Closing Date to the Transfer Date.

          (p) Employment Claims. Buyer shall be responsible for all employment-
              -----------------
    type claims of Transferred Employees and the costs and expenses related thereto (not previously provided for in Section 5.1(o)) relating to events that occur on or after the Closing Date.

                                   PART SIX

                                 ENVIRONMENTAL

    Section 6.1  Definitions. For the purposes of the Agreement, the terms
                 -----------
defined in Section 6.1 have the following meanings:

          "DCA Plume" means the plume consisting of 1,2 Dichloroethane (DCA) and
           ---------
          related constituents located in the shallow sand stratum beneath the southeastern part of the Property, as set forth in Schedule 6.1.

          "Environmental Claims" means legal actions, claims, or proceedings by
           --------------------
          third parties related to the Property regarding Environmental Conditions.

          "Environmental Condition" means an action, omission, event or
           -----------------------
          condition, including the disposal of wastes from the Property at a site other than the Property, related to the Property or the operation of the PO/MTBE Business, but not including the manufacture, handling, or marketing of PG, that exists with respect to the air, land, soil, surface, subsurface strata, or ground water which is not in compliance with Environmental Law or which is subject to cleanup under Environmental Law.

          "Environmental Law" means any Law relating  to pollution, the
           -----------------
          protection of the environment, or the release or disposal of waste materials.

          "Environmental Losses" means the actual costs incurred related to an
           --------------------
          Environmental Claim or Remediation of an Environmental Condition.

          "Individual Deductible" means, with respect to Environmental Losses
           ---------------------
          related to Environmental Conditions that were caused or arose prior to the Closing Date, a deductible of Fifty Thousand Dollars ($50,000), provided however, this deductible shall not apply (i) to Environmental Losses related to the DCA Plume or (ii) until the Transaction Deductible has been satisfied.

          "Phase I Environmental Assessment" means an investigation and
           --------------------------------
          assessment of environmental status based upon available information and data, including, but not limited to, interviews of Seller's personnel and review of records maintained by Seller, but does not include sampling and analysis of the air, land, soil, surface, subsurface strata, or ground water.

          "Remediation" means actions to bring an Environmental Condition into
           -----------
          compliance with Environmental Law (i) required to be taken pursuant to Environmental Law or (ii) required by a Governmental Body. All Remediation shall be performed pursuant to the terms of a Remediation Plan.

          "Remediation Plan" means a written plan that sets forth the actions,
           ----------------
          formulated pursuant to Section 6.4, required to implement a Remediation.

          "Transaction Deductible" means, with respect to Environmental Losses
           ----------------------
          related to Environmental Conditions that were caused or arose prior to the Closing Date, a deductible in the amount of Three Million Dollars ($3,000,000), provided however, this deductible shall not apply to Environmental Losses related to the DCA Plume or Tank Waste Disposal.

    Section 6.2  Seller's Responsibilities. With respect to Seller's
                 -------------------------
responsibilities:

          (a) Seller's Indemnity. Except as otherwise set forth in this Part
              ------------------
    Six, Seller shall indemnify, defend, and hold harmless Buyer and Buyer's Affiliates, and respective directors, officers, and employees, from any and all Environmental Losses in excess of the Transaction Deductible and Individual Deductible, as applicable, up to Forty Million Dollars ($40,000,000) ("$40 Million Cap") related to Environmental Conditions to the extent that such Environmental Conditions were caused or arose prior to the Closing Date.

          (b) Limitations. Notwithstanding anything to the
              -----------
    contrary herein, Seller and Buyer covenant to each other that Part Six shall be subject to the following limitations:

               (i) Buyer shall pay the Transaction Deductible and the Individual Deductible and shall provide Seller with the information outlined in the Environmental Processing and Reimbursement Protocol, set forth in Schedule 6.7, to evidence Buyer's satisfaction of the Transaction Deductible and the Individual Deductible.

               (ii) Seller shall be responsible only for Environmental Losses incurred for a period of Eleven (11) Years following the Closing Date and about which Seller has received notice as set forth in Section 6.4(i), except that Seller shall be responsible for Environmental Losses, regardless of when incurred, related solely to (x) the DCA Plume or (y) the disposal, prior to the Closing Date, of soil and other materials removed from the earthen crude oil storage tanks, located on the Property, during closure of the tanks, in landfills adjacent to the Property ("Tank Waste Disposal"). Seller's responsibility for Tank Waste Disposal shall include any Environmental Losses resulting from (z) the leaching of contaminants from the adjacent landfills to the Property or (aa) any portion, if any, of the landfills that overlaps onto the Property. Environmental Losses related to Tank Waste Disposal shall not be subject to the $40 Million Cap.

               (iii) Seller's responsibility under this Part Six shall be limited to Environmental Law as it exists, is in effect, and is enforceable as of the Closing Date.

               (iv) If Environmental Losses relating to Environmental Conditions that were caused prior to the Closing Date are increased due to any act or omission by a Person other than Seller or Seller's agents after the Closing Date, Seller shall not be responsible for any such increase in Environmental Losses incurred.

               (v) Seller shall not be responsible after the Closing Date for any capital improvements, repairs, or modifications to the structures or equipment of the PO/MTBE Assets to correct any noncompliance or potential noncompliance with Environmental Law which is a Huntsman's Knowledge Matter.

               (vi) Seller shall not be responsible for any capital improvements and repairs and modifications to capital improvements associated with the Property or the PO/MTBE Assets as a consequence of any Remediation, except to the extent provided in this Section 6.2(b)(vi). If as a direct consequence of a Remediation for which Seller is responsible pursuant to Section 6.2 structure or equipment of the PO/MTBE Assets must be repaired, replaced, or rebuilt, Buyer and Seller shall agree upon the value of such items in their condition prior to the commencement of Remediation, but without considering any diminution in value relating solely to such Remediation. In the event that Buyer and Seller cannot agree, a mutually acceptable independent appraiser shall determine such value and the fees and expenses of such appraiser shall be shared equally by Buyer and Seller. In either case, Seller's responsibility to Buyer for Environmental Losses associated with such items shall be limited to the value of any such item as so determined in an amount which is proportional to Seller's contribution to such Environmental Losses. This Section 6.2(b)(vi) shall not be construed to make Seller responsible for capital improvements, repairs, or modifications addressed in Section 6.2(b)(v).

               (vii) If Seller is undertaking the performance of its obligations pursuant to Sections 6.5 or 7.3 of this Agreement, Seller shall not be responsible under this Part Six for costs associated with Buyer's oversight of Seller's performance, including the cost of Buyer's legal counsel, consultants, or employees.

               (viii) Seller shall not be responsible under this Part Six for any Environmental Losses related to land, soil, surface, subsurface strata, or groundwater contamination caused by or relating to releases at the Property after April 1, 1994 of propylene oxide or methyl tertiary butyl ether or any chemical substances or catalysts used by the Company, Buyer, or any subsequent owner or operator in the manufacture of propylene oxide or methyl tertiary butyl ether at the Port Neches, Texas plant, or degradation products of propylene oxide or methyl tertiary butyl ether or any chemical substances or catalysts released at the Property after April 1, 1994 by the Company, Buyer, or any subsequent owner or operator in the manufacture of propylene oxide or methyl tertiary butyl ether at the Port Neches, Texas plant. If there is a dispute as to whether a release occurred before or after April 1, 1994, it shall be Seller's burden to prove that releases of crude oil or its degradation products occurred after April 1, 1994, and it will be Buyer's burden to prove that releases of all other substances described in Section 6.2(b)(viii) occurred prior to April 1, 1994.

               (ix) Buyer shall cooperate and not in any way interfere with efforts to comply with the Corrective Action Directive, issued by the Texas Natural Resources and Conservation Commission on November 13, 1995 ("CAD"), or any Remediation Plan or remedy entered into by Seller or any other Person regarding the DCA Plume. To the extent that obligations under the CAD or any Remediation Plan or remedy entered into by Seller or any other Person regarding the DCA Plume are performed, Seller shall be deemed to have fulfilled its obligations to Buyer under this Part Six with respect to Environmental Claims or Environmental Conditions related to the DCA Plume. If Environmental Losses relating to the (x) CAD, (y) any Remediation Plan or remedy related to the DCA Plume or (z) any order entered by a court or other Governmental Body are increased as a result of any act or omission of Buyer occurring after the Closing Date, Buyer shall reimburse Seller any and all amounts up to the amount of the increase for costs Seller has actually incurred. Buyer agrees to use its reasonable best efforts to ensure that the DCA Plume shall continue to be treated in the joint waste water treatment plant at Port Neches, unless otherwise prohibited by Environmental Law or the Governmental Body issuing the permit, and that such treatment of the DCA Plume shall not be considered an Environmental Loss. Future modifications or amendments to the joint waste water treatment plant permit shall allow for the treatment of the DCA Plume unless otherwise prohibited by Environmental Law or the Governmental Body issuing the permit.

              (x) Seller shall not be responsible under this Part Six for Environmental Losses related to Supporting Assets, except that Seller shall be responsible under this Part Six for Environmental Losses relating to discharges from the PO/MTBE Business to the joint waste water treatment plant into the Star Lake Outfall Canal prior to the Closing Date.

              (xi) Notwithstanding anything contrary herein, in the event that the air quality permit for the PO/MTBE Unit, submitted to the Texas Natural Resources and Conservation Commission on March 13, 1997 (permit number 20160), is not approved by the Commission prior to the Closing Date, Buyer shall be solely responsible for any Environmental Losses or costs relating to such permit application incurred after the Closing Date, including all costs relating to the preparation and resubmission of a permit application; provided that, after the Closing Date, Seller shall reasonably cooperate with Buyer in attempting to obtain the permit based on the March 13, 1997 application.

    Section 6.3   Buyer's Responsibilities. With respect to Buyer's
                  ------------------------
responsibilities:

         (a)  Buyer's Indemnity.
              -----------------

              (i) Buyer shall indemnify, defend, and hold harmless Seller and Seller's Affiliates, and their respective directors, officers, and employees, from any and all Environmental Losses related to Environmental Conditions to the extent that the Environmental Conditions were caused or arose after the Closing Date.

              (ii) Except to the extent as set forth in Section 6.2, Buyer shall indemnify and hold harmless Seller and Seller's Affiliates and their respective directors, officers, and employees, from any and all Environmental Losses related to Environmental Conditions to the extent that the Environmental Conditions were caused or arose prior to the Closing Date ("Buyer's Pre-Closing Indemnity").

         (b)  Limitations. Notwithstanding anything to the contrary herein,
              -----------
    Seller and Buyer covenant to each other
    that Buyer's Pre-Closing Indemnity shall be subject to the following limitations (except that such limitations shall not apply to (x) any capital improvements, repairs or modifications described in Section 6.2(b)(v), (y) any Environmental Condition described in Section 6.2(b)(viii) or (z) any Environmental Losses related to the Supporting Assets, other than Environmental Losses arising from or relating to discharges from the PO/MTBE Business to the joint waste water treatment plant into the Star Lake Outfall Canal prior to the Closing Date):

              (i) Buyer's Pre-Closing Indemnity for Environmental Losses incurred after the period of Eleven (11) years following the Closing Date or after the $40 Million Cap is achieved, whichever is earlier ("Seller's Indemnity Period"), shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) for each Environmental Condition that causes an Environmental Loss.

              (ii) Buyer's Pre-Closing Indemnity for Environmental Losses incurred after the Seller's Indemnity Period shall not exceed Four Million Dollars ($4,000,000) in the aggregate for all Environmental Conditions that cause Environmental Losses.

              (iii) on January 1, 1998, and effective January 1 each year thereafter, the Two Hundred Fifty Thousand Dollar ($250,000) limit described in Section 6.3(b)(i) shall be adjusted based on the percentage change in the Producer Price Index , All Commodities (1982=100), as published by the Bureau of Labor Statistics, U.S. Department of Labor ("PPI") during each year from the PPI for the prior year. On January 1, 1998, and effective January 1 each year thereafter, the amount remaining under the Four Million Dollar ($4 million) cap described in Section 6.3(b)(ii) shall be adjusted based on the percentage change in the PPI during each year from the PPI for the prior year.

              (iv) Buyer's Pre-Closing Indemnity shall expire on the 30th anniversary of the Closing Date.

          (c) Changes in Condition. In the event that additional Environmental
              --------------------
    Losses are incurred in
    fulfilling Seller's responsibilities under Section 6.2(a) due to any Change related to the Property or the PO/MTBE Business after the Closing Date caused by Buyer or a subsequent owner, operator, or tenant of the Property, Buyer shall be responsible for such additional Environmental Losses. "Change" shall mean the construction of new structures or equipment, a modification to existing structures or equipment, the excavation or movement of soil, the sale or closure of all or a portion the Property or the PO/MTBE Business, or a change in use from the manufacture of PO/MTBE to some other use.

    Section 6.4  Covenant of Cooperation.  Buyer and Seller shall cooperate
                 -----------------------
fully with each other and act in good faith in implementing this Part Six. Buyer and Seller agree that the performance required by the covenant set forth in the preceding sentence shall include, but not be limited to:

    (i) providing the other Party with timely written notice of any potential Environmental Claim, Environmental Condition, or Remediation that a Party believes is covered under this Part Six about which that Party has notice;

    (ii) sharing with the other Party in a timely manner all material non-privileged correspondence received from any third party that is relevant to such potential Environmental Claim, Environmental Condition, or Remediation;

    (iii) affording the other Party with timely access to and an opportunity to comment on both draft and final versions of any material non-privileged correspondence to third parties, study protocols and results, drawings, charts, Remediation Plans or reports, or other documentation relating to such potential Environmental Claim, Environmental Condition, or Remediation;

    (iv) providing the other Party with timely notice of and an opportunity to attend and participate in any meetings or hearings with Governmental Bodies or courts relating to any Environmental Claim, Environmental Condition, or Remediation that a Party believes is covered under this Part Six;

    (v) preparing all material strategies and plans in consultation with the other Party, employing cost-effective technology and clean-up criteria appropriate for use of property for industrial purposes and using risk-based clean-up standards whenever permitted by applicable Laws or any involved or potentially involved Governmental Body;

    (vi) consulting with each other in selecting the most costeffective Remediation Plan or methodology for resolving an Environmental Condition or Environmental Claim and performing any work under this Part Six in a prompt, efficient, workmanlike and cost-effective manner and in compliance with all applicable Laws (including, but not limited to, applicable Environmental Laws and safety and health Laws);

    (vii) selecting contractors and consultants in consultation with the other Party;

    (viii) taking all reasonable steps in scheduling and performing all work so as to minimize any costs, disruptions, interference, and inconvenience to each other. Seller shall make a good faith effort to agree with Buyer on such measures in advance of any work.

    (ix) permitting the other Party upon reasonable advance notice (at the expense of the inspecting Party and on reasonable terms that are mutually agreed upon by the Parties) to inspect and test all equipment, monitoring devices, transportation vehicles and facilities used or to be used or samples taken, and to observe activities, related to any work under this Part Six; and

    (x) following the procedures for "Defense of Action" in Section 7.3 and "Payments" in Section 7.4 regarding any potential Environmental Claim, Environmental Condition, or Remediation that a Party believes is covered under this Part Six.

    Section 6.5  Performance of Remedies.  Buyer and Seller agree that:
                 -----------------------

          (a) Performance of Work.  Seller, at Seller's sole option, may elect
              -------------------
    to supervise and perform any Remediation or other work for which Seller is responsible as set forth in Section 6.2. Buyer shall supervise and perform any Remediation on any property of Buyer or on any property contiguous to a property of Buyer, except such Remediation as Seller may elect to perform in accordance with the previous sentence. If Seller elects that Seller shall perform such Remediation or other work, Seller shall notify Buyer in a timely manner in writing. If Seller elects to supervise and perform such Remediation or other work, Seller shall select the means and methods of effecting such Remediation or other work, so long as the means and methods selected conform with applicable Environmental Law and Sections 6.4, 6.5(a) and (b), and 7.3, and, if appropriate, shall seek reimbursement from Buyer in the manner set forth in Section 6.7. Buyer or Seller's preparation and performance of a Remediation Plan shall conform with applicable Environmental Law and Section 6.4 and 6.5. Each Party shall seek reimbursement from the other as set forth in Section 6.7.

          (b) Performance of Remediation. Seller's supervision and performance
              --------------------------
    of Remediation pursuant to Section 6.5(a) shall be subject to the following:
    (i) Buyer shall approve and, at Buyer's option, oversee, supervise and perform any portion of a Remediation which would be impracticable to perform separately from other work already supervised and performed by Buyer; (ii) Buyer shall approve and, at Buyer's option, oversee, supervise and perform any repair, modification, replacement or rebuilding of any operations, equipment, fixtures, or facilities of Buyer; (iii) Buyer, may request such additions, alterations, changes or improvements to the work ("Enhancements"), and, except to the extent prohibited by a Governmental Body, Seller shall accept and perform such Enhancements, provided that all costs attributable to any Enhancements, including any additional costs associated with any delays caused by such Enhancements, shall be paid for by Buyer; (iv) Seller shall be responsible for any Environmental Losses arising in connection with Seller's supervision or performance of any Remediation, except to the extent attributed to negligence, willful misconduct or failure to comply with Laws by Buyer or a third party (other than Seller's employees, agents, contractors, subcontractors, representatives and invitees); (v) during any Remediation on the Property or contiguous to the Property, Seller shall be solely responsible for compliance by Seller's employees, agents, contractors, subcontractors, representatives and invitees with all Laws and professional standards applicable to its work; (vi) Seller shall require all Seller's employees, agents, contractors, subcontractors, representatives and invitees entering upon the Property to be bound by Buyer's reasonable terms and conditions for such persons entering such properties, notice of which shall be given by Buyer to Seller prior to the commencement of the Remediation or Enhancements to be performed by Seller;
    (vii) Seller shall protect Buyer from any claims for labor or materials furnished to or for the Property for work to be performed by Seller under
    Section 6.5(a),
    which claims may be secured by any mechanic's or materialman's lien against such property or an interest therein; (viii) except for the use of the joint waste water treatment facility, as set forth in Section 6.2(b) (viii), Seller, with the approval of Buyer (which shall not be unreasonably withheld), may have access to and use of the storage facilities, loading facilities, docks, rail sidings and other plant equipment or facilities and waste water treatment plants and similar waste treatment and disposal systems on the properties of the PO/MTBE Business (but only to the extent permitted by Buyer's agreements with any co-owners or co-operators with Buyer of such facilities and systems which agreements Buyer shall make a good-faith effort to maintain as in effect as of the Closing Date) in conjunction with any work performed by Seller under Section 6.5(a) for purposes such as the disposal of well development water and treated ground water, provided that (x) Seller shall reimburse Buyer for all incremental out-of-pocket costs of Seller's use of such facilities and systems, (y) Seller's use of such facilities and systems shall not interfere with or disrupt Buyer's operation of the PO/MTBE Business or Buyer's use of such facilities and systems (including by reducing the capacity needed for Buyer's use) or use of the Property, (z) Seller's use of such facilities and systems shall not violate any Environmental Laws by Buyer, (aa) Seller shall be responsible for, and Buyer shall fully cooperate in, obtaining all incremental approvals required by any Governmental Bodies for such use, except that Buyer shall be responsible for obtaining all permits or approvals related to Enhancements, and (bb) Seller shall promptly perform any cleanup of spills or repair any malfunction or impairment of performance of such facilities and systems to the extent caused by Seller's use of such facilities and systems during work performed under this Section.

          (c) Seller's Satisfaction of Responsibilities. Seller shall be
              -----------------------------------------
    responsible under this Part Six only if Buyer asserts a claim pursuant to
    Section 6.7. To the extent that Seller performs the activities, incurs the costs, or makes the reimbursement requested by Buyer and required under this Part Six, Seller shall be deemed to be relieved of its responsibilities to Buyer or to any other Person under this Part Six to perform such activities, incur such costs, or make such reimbursement.

          (d) Access.  After the Closing Date, with the prior written consent of
              ------
    Buyer (which consent shall not be unreasonably withheld), Seller and Seller's agents and representatives shall have the right to enter onto the Property during normal business hours for the purpose of conducting any environmental inspection or testing in connection with any Remediation or for any other purpose necessary for Seller to implement this Part Six.

    Section 6.6  Environmental Assessments.  With respect to environmental
                 -------------------------
assessment:

          (a) Phase I Environmental Assessment.  Prior to the Closing Date,
              --------------------------------
    subject to advance notice by Buyer to Seller, Buyer may conduct a Phase I Environmental Assessment of the Property, provided that Buyer promptly delivers to Seller a copy of all final reports of all Phase I Environmental Assessments. From and after the Closing Date, Buyer may conduct additional Phase I Environmental Assessments of the Property provided that Buyer shall not conduct an assessment or investigation involving sampling of the Property to determine the existence or scope of pollution, except as required by Environmental Law, in which case Buyer shall notify Seller and provide Seller a reasonable opportunity to observe such assessments or investigations fully and to take split samples, when applicable, and shall promptly deliver to Seller a copy of all final reports of all such assessments.

          (b) Industry Practice. Notwithstanding any provision in Section
              -----------------
    6.6(a), Buyer shall have the right to (i) take such emergency response action with respect to the Property as is consistent with prudent chemical industry practices, and in compliance with applicable Laws; or (ii) move or disturb soil in the ordinary course of construction or modification on the Property provided that prior to commencing such construction or modification, Buyer has given prior written notice to Seller and has considered Seller's written comments (which Seller shall promptly submit to Buyer) regarding the location of placement of the construction or modification.

    Section 6.7  Procedure for Claiming Reimbursement. In the event that a Party
                 ------------------------------------
believes that such Party should receive reimbursement from the other Party pursuant to this Part Six, such Party shall promptly submit to the other Party a notice of reimbursement claim, describing and documenting the nature and basis of such claim and containing the types of information outlined in the Environmental Processing and Reimbursement Protocol set forth in
Schedule 6.7. Buyer and Seller agree to follow the process for evaluation and approval or denial and appeal of reimbursement claims set forth in the Environmental Processing and Reimbursement Protocol.

    Section 6.8  Exclusive Remedies.  Except for the procedures in Section 7.3,
                 ------------------
7.4, and Part Ten, which shall apply to matters under this Part Six, the rights and remedies granted each Party in this Part Six are exclusive rights and remedies against the other Party related to any matters contained herein relating to pollution, the protection of the environment, or the release or disposal of waste materials.


                                  PART SEVEN

                                INDEMNIFICATION

    Section 7.1  Seller's Indemnification. On and after the Closing Date,
                 ------------------------
Seller shall fully and promptly defend, indemnify and hold harmless Buyer and Buyer's Affiliates, and their respective directors, officers and employees (collectively, "Buyer Group") from all liabilities, claims, demands, actions or suits, losses, costs or damages and expenses (including reasonable attorney's fees) (collectively "Liabilities") made against or incurred by any member of the Buyer Group arising out of or with respect to (i) any breach of any representation or warranty made herein by Seller or the Company; (ii) the breach or nonfulfillment of any covenant, agreement, obligation or undertaking of Seller or the Company herein; or (iii) the Non-Assumed Liabilities which arise from or by a Third Party Action (which term for purposes of Section 7.1(iii) shall not include any claim made by a member of the Buyer Group or Huntsman Group) provided that Seller shall not be obligated to indemnify Buyer Group for any Liability relating to breaches of representations and warranties herein (except breaches of representations and warranties herein contained in Section 3.2(h)) unless the aggregate Liabilities relating to breaches of representations and warranties herein exceeds One Million Five Hundred Thousand Dollars ($1,500,000), which shall be a deductible.

    Section 7.2  Buyer's Indemnification. On and after the Closing Date, Buyer
                 -----------------------
shall fully and promptly defend, indemnify and hold harmless Seller and Seller's Affiliates and their respective directors, officers and employees (collectively, "Seller Group") from all Liabilities made against or incurred by any member of the Seller Group arising out of or with respect to (i) any breach of any representation or warranty made herein by Buyer; (ii) the breach or non-fulfillment of any covenant, agreement, obligation, or undertaking of Buyer herein; or (iii) any liability or obligation of Buyer or its Affiliates to the extent arising out of the operation of Buyer's PO/MTBE Business after the Closing Date, provided that Buyer shall not be obligated to indemnify Seller Group for any Liability relating to breaches of Buyer's representations and warranties unless the aggregate Liabilities relating to breaches of Buyer's representations and warranties exceeds One Million Five Hundred Thousand Dollars ($1,500,000), which shall be a deductible.

    Section 7.3  Defense of Action.  Promptly after receipt by a Party entitled
                 -----------------
to indemnification pursuant to the Agreement ("Indemnified Party") of notice of any pending or threatened Third Party Action, such Indemnified Party shall, if a claim in respect thereof is to be made against a Party providing indemnification pursuant to the Agreement ("Indemnifying Party") , give notice thereof to the Indemnifying Party. The Indemnifying Party, at its own expense, may elect to assume the defense of any such Third Party Action through its own counsel on behalf of the Indemnified Party (with full right of subrogation to the Indemnified Party's rights and defenses). The Indemnified Party may employ separate counsel at its expense in any such Third Party Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party and the Indemnifying Party shall at all times control such defense. All fees and expenses shall be paid periodically as incurred. The Indemnifying Party shall not be liable for any settlement of any such Third Party Action effected without its consent unless the Indemnifying Party shall elect in writing not to assume the defense thereof or fails to prosecute diligently such defense and fails after written notice from the Indemnified Party to promptly remedy the same, in which case, the Indemnified Party without waiving any rights to indemnification hereunder may defend such Third Party Action and enter into any good faith settlement thereof without the prior written consent from the Indemnifying Party. The Indemnifying Party shall not without the prior written consent of the Indemnified Party, effect any settlement of any such Third Party Action unless such settlement (i)includes an unconditional release of the Indemnified Party from all liabilities that are the subject of such Third Party Action and (ii) does not impose any future obligations on the

Indemnified Party. The Parties agree to cooperate in any defense or settlement of any such Third Party Action and to give each other reasonable access to all information relevant thereto. The Parties will similarly cooperate in the prosecution of any claim or lawsuit against any third party. If, after the Indemnifying Party elects to assume the defense of a Third Party Action, it is determined by arbitration in accordance with Schedule 10.13 that the Indemnified Party is not entitled to indemnification with respect thereto, the Indemnifying Party shall discontinue the defense thereof. Seller hereby elects to assume the defense of all Third Party Actions pending as of the Closing Date, against the Company or the PO/MTBE Business, which defense shall be governed by the terms of this Section.

    Section 7.4  Payments. With respect to payments, Buyer and Seller agree as
                 --------
follows:

          (a) Indemnity Payments.  All indemnity payments made by Buyer or
              ------------------
    Seller under this Part Seven will be treated as adjustments to the Purchase Price of the Assets. Neither Buyer nor Seller shall at any time file any Tax Return or other document with any taxing or other regulatory authority or take any other action (or refrain from taking any action) in a manner that is inconsistent with the treatment of such payments as Purchase Price adjustments.

          (b) Tax Benefit. If any member of the Buyer Group or Seller Group
              -----------
    entitled to an indemnity payment in accordance with this Part Seven ("Indemnified Member") receives the benefit of a Tax deduction, Tax credit or other Tax attribute ("Tax Benefit") by virtue of having paid or accrued an amount for which an indemnity payment is provided, the amount of such Tax Benefit will be refunded to the Party making such indemnity payment when, as and if such Indemnified member realizes a cash Tax savings from such Tax Benefit.

         (c) Additional Indemnity Tax.  If, notwithstanding Section 7.4(a), it
             ------------------------
    is finally determined (through a settlement or closing or similar agreement with the IRS or other taxing authority or a final, non-appealable judgment of a court of competent jurisdiction) that the Indemnified Member receiving a payment from the Indemnifying Party pursuant to this Part Seven will be required to include an amount in gross income other than as a Purchase Price adjustment, then the Indemnifying Party shall pay to the Indemnified Member an additional amount ("Additional Indemnity Taxes") equal to (x) the Taxes imposed on such Indemnified Member as a result of the receipt of such payment plus (y) any Taxes imposed on the Indemnified Member as a result of amounts paid pursuant to Section 7.4(c)(x) or (y).


                                  PART EIGHT

                                     TAXES

    Section 8.1  Sales and Transfer Taxes. The Purchase Price shall not include
                 ------------------------
any sales taxes or other transfer taxes imposed in connection with the sale of the Assets. Buyer shall pay any sales tax or other transfer taxes, as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to the Agreement. Notwithstanding the foregoing, it is the mutual intent and understanding of Seller and Buyer that the sale of the Assets comprises, in part, a sale of all of the operating assets of an identifiable business of the Company and that such sale is exempt from Texas state and local sales taxes pursuant to section 151.304(b) of the Texas Tax Code. Further, in connection with that part of the sale of the Assets concerning inventory, Buyer shall provide Seller a completed Texas Resale Certificate in lieu of the payment of Texas state and local taxes and Seller shall in good faith accept such certificate.

    Section 8.2  Tax Proceedings. In the event Buyer or any of Buyer's
                 ---------------
Affiliates receives notice of any examination, claim, adjustment or other proceeding relating to the liability for Taxes of or with respect to Seller for any period Seller or its Affiliates is or may be liable, Buyer shall notify Seller in writing within twenty (20) days of receiving notice thereof. As to any such Taxes for which Seller or its Affiliates is or may be liable, Seller shall at Seller's expense control or settle the contest of such examination, claim, adjustment or other proceeding, and shall indemnify Buyer against all losses in connection therewith, provided, however, that if any such examination, claim, adjustment or other proceeding could affect Buyer's liability for Taxes, Seller shall consult with Buyer, and shall not enter into any settlement without Buyer's consent, which shall not be unreasonably withheld. The Parties shall cooperate with each other and with their respective Affiliates in the negotiations and settlement of any proceeding described in this Section 8.2. Buyer shall provide, or cause to be provided, to Seller necessary authorizations, including powers of attorney, to control any proceeding which Seller is entitled to control.

    Section 8.3 Payment and Apportionment of Real and Personal Property Taxes.
                -------------------------------------------------------------
With respect to the payment and apportionment of Real and Personal Property
Taxes:

          (a) Real and Personal Property Taxes. All ad valorem taxes, real
              --------------------------------
    property taxes and personal property taxes ("Real and Personal Property Taxes") for the year in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Buyer. Seller shall be liable for the portion of such Real and Personal Property Taxes based upon the number of days in the year occurring prior to the Effective Date, and Buyer shall be liable for the portion of the Real and Personal Property Taxes based upon the number of days in the year occurring on and after the Effective Date. For any year in which an apportionment is required, Seller shall file all required reports and returns incident to the Real and Personal Property Taxes and shall remit to the appropriate taxing authorities all such Taxes assessed for the year in which the Effective Date occurs. Subject to Section 8.5(a), Buyer shall pay to Seller, at the time of Seller's remittance, Buyer's share of the Real and Personal Property Taxes.

          (b) Liability and Right to Pursue Claims. Seller shall retain
              ------------------------------------
    liability for all adjustments, examinations or claims relating to Real and Personal Property Taxes that are paid by Seller and that are allocated to Seller as set forth in Section 8.3. Seller shall also administer and defend any examination, claim or adjustments arising in connection with Real and Personal Property Taxes that are to be paid by Buyer and which are allocated to Buyer as set forth in Section 8.3, provided, however, that if any such examination, claim, adjustment or other proceeding could affect Buyer's liability for Real and Personal Property Taxes, Seller shall consult with Buyer, and shall not enter into any settlement without Buyer's consent, which shall not be unreasonably withheld. If and to the extent that any refund is obtained for any taxable period that includes the Effective Date, Buyer shall be entitled to its allocable share of such refund, determined in accordance with the principles of Section 8.3(b).

    Section 8.4  Allocation of the Purchase Price.  As soon as practicable,
                 --------------------------------
Buyer shall deliver to Seller an
allocation statement (the "Allocation Statement") setting forth the allocation of the Purchase Price payable by Buyer to Seller pursuant to Section 2.2 hereof, plus any Assumed Liabilities, to the Assets in accordance with their relative fair market value and in accordance with the requirements of Section 1060 of the Code; provided, however, that the Parties hereby acknowledge and agree that (i) One Hundred Fifty Million Dollars ($150,000,000) of the Purchase Price shall be allocated to technology, (ii) Forty Million Dollars ($40,000,000) shall be allocated to other intangible assets, (iii) the Closing Working Capital shall be allocated at book value and the remainder of the Purchase Price shall be allocated to plant, property and equipment and other tangible personal property estimated to be Three Hundred Forty Three Million One Hundred Ninety Six Thousand Forty Eight Dollars ($343,196,048) as at the Closing Date. Each of Buyer and Seller shall report for federal and state income and all other Tax purposes (including, without limitation, for purposes of Section 1060 of the Code) the purchase of the Assets in a manner consistent with the Allocation Statement and in a manner consistent with all applicable rules and regulations. Each of Buyer and Seller shall timely file a Form 8594, prepared jointly, in accordance with the requirements of Section 1060 of the Code and this Section
8.4. Each Party agrees not to assert, in connection with any Return, Tax audit or similar proceedings, any allocation of the Purchase Price that differs from that agreed to herein. Each Party shall notify the other Party in the event such Party believes that any taxing authority is taking or proposing to take a position inconsistent with such allocation.

    Section 8.5  Cooperation. Buyer and Seller agree:
                 -----------

          (a) Real Property Tax Assessment. Seller shall permit Buyer to
              ----------------------------
    participate with Seller in the real property tax assessment proceedings in respect of the valuation of the Property for 1997, as well as to ensure that existing real estate tax abatements in respect of the Property remain in place. Seller shall consult with Buyer in connection therewith and shall not agree to any valuation or diminution of real estate tax abatements without the consent of Buyer, which consent shall not be unreasonably withheld.

          (b) Access to Tax Documents. Each of Buyer and Seller shall provide
              -----------------------
    the other with such assistance and documents, without charge, as may be reasonably requested by either of them in connection with the preparation of any Tax return, the conduct of any audit, and any other Tax related matter that is a subject of the Agreement. Such cooperation and assistance shall be provided to the requesting Party promptly upon its request.

    Section 8.6  Equity.  In conformance with the principles of Section 385 (c)
                 ------
and Section 1504 (a) (4) of the Code, each Party acknowledges and agrees that the Preferred Stock is (i) stock and not indebtedness as interpreted by the Code and (ii) "Certain Preferred Stock" as defined in Section 1504 (a) (4) of the Code. Each Party agrees not to assert, in connection with any Return, Tax audit, or similar proceedings, any different treatment of the Preferred Stock.

    Section 8.7  FIRPTA Certificate.  At the Closing, Seller shall deliver to
                 ------------------
the Buyer an affidavit of Seller, signed by an officer of Seller, in the form attached hereto as Exhibit E. Notwithstanding anything to the contrary set forth in the Agreement, Buyer shall be entitled to withhold the requisite amounts from the Purchase Price if Seller fails to fulfill all of its obligations under this
Section 8.7.

    Section 8.8  Preservation of Tax and Other Records. For a period of ten (10)
                 -------------------------------------
years after the Closing Date, the party holding such records on the Closing Date shall (i) preserve and retain the corporate accounting, legal, auditing, Tax, environmental, operating, maintenance and inspection and other books and records that relate to the conduct of the PO/MTBE Business prior to the Effective Date and (ii) make such books and records available (at the then current administrative headquarters of the PO/MTBE Business or at any other place as reasonably agreed to by Buyer and Seller) to the other party upon reasonable notice and at reasonable times it being understood that the other party shall be entitled to make and retain copies of any such books and records as it shall deem necessary at the other party's expense. In the event the other party desires to extend the period referred to in the first sentence of this Section
8.8 beyond ten (10) years, it may do so if (x) the applicable statute of limitations for the years with respect to which the books and records relate has not expired and (y) such extension is requested in writing and with a statement that the statute of limitations has not yet expired. Each such extension shall not be for more than twelve (12) months. In the event the holding party fails to maintain such records and as a result of such failure the other party's Tax liabilities are increased, then such holding party shall indemnify and hold harmless the other party for any such increase in Taxes or other liabilities. This Section 8.8

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

shall apply to Buyer and its Affiliates with respect to records transferred to or held by Buyer or its Affiliates hereunder and to Seller and the Company with respect to records retained by Seller or the Company prior to or after the Closing Date.

     Section 8.9  Conflict. In the event of a conflict relating to Taxes between
                  --------
the provisions of Part Eight and any other provisions of the Agreement, the provisions of Part Eight shall control.


                                   PART NINE

                             CONDITIONS PRECEDENT

     Section 9.1  Conditions Precedent of Buyer. The obligations of Buyer to
                  -----------------------------
consummate the transactions contemplated by the Agreement are subject to the following conditions:

          (a)  Representations and Warranties True at Closing. The
               ----------------------------------------------
    representations and warranties of Seller contained in the Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

          (b)  Compliance with Agreement.  On and as of the Closing Date, Seller
               -------------------------
    shall have performed and complied with all, and shall have caused the Company to perform and comply with all, agreements and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

         (c)   Certified Resolutions and Officers' Certificate. Seller shall
               -----------------------------------------------
    have delivered to Buyer (i) a certificate dated the Closing Date signed by the Secretary or an Assistant secretary of Seller with respect to the action of the Seller's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate, dated the Closing Date and signed by the Chairman, Vice Chairman or a Vice President of Seller certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 9.1; provided however, that the certificate required by Section 9.1(c)(ii) shall contain the following qualification: except for Huntsman's Interim Knowledge Matters with respect to the representations and warranties of Seller contained in Sections 3.1 (g)(i), (ii) and (iv), (h) and (1)(ii), Sections 3.2(i) and (j) and the second sentence of Section 3.2(n).

          (d) Approval of Proceedings.  All actions, proceedings, instruments
              -----------------------
    and documents required of Seller and the Company to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by Skadden, Arps, Slate, Meagher & Flom LLP, which approval shall not be unreasonably withheld.

          (e) Opinion of Counsel. There shall have been delivered to Buyer the
              ------------------
    opinion of Amy R. Etherington, Esq. or such other counsel designated by Seller as Buyer may approve, which approval shall not be unreasonably withheld, all dated the Closing Date as set forth on Exhibit F, which shall be to substantially the same effect as the opinion of such counsel delivered to Buyer's financing sources.

          (f) Injunction.  On the Closing Date, there shall be no injunction,
              ----------
    writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by the Agreement.

          (g) Consents.  All consents, approvals, clearances and authorizations
              --------
    referred to in or contemplated by Section 4.3(c) (excluding any consents contemplated by Section 4.2(a)) or in Schedules 3.1(e) and 3.2(e) shall have been obtained.

          (h) Engineering Service Agreements.  Seller and Buyer shall have
              ------------------------------
    entered into the engineering service agreement substantially in the form of Exhibit H ("Engineering Service Agreement").

         (i)  MTBE Supply Agreement.  Seller or TRMI (or any other Affiliate of
              ---------------------
    Seller acceptable to Buyer) and Buyer
     or any of its Affiliates shall have entered into the MTBE Supply Agreement.

     Section 9.2  Conditions Precedent of Seller.  The obligations of Seller to
                  ------------------------------
consummate the transactions contemplated by the Agreement are subject to the following conditions:

          (a) Representations and Warranties True at Closing. The
              ----------------------------------------------
     representations and warranties of Buyer contained in the Agreement or in any certificate or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, were true and complete when made, and shall be true and complete on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise expressly provided herein.

          (b) Compliance with Agreement. On and as of the Closing Date, Buyer
              -------------------------
     shall have performed and complied with, and shall have caused Buyer's Affiliates to perform and comply with, all agreements and conditions required by the Agreement to be performed and complied with prior to or on the Closing Date.

          (c) Certified Resolutions and Officers' Certificate. Buyer shall have
              -----------------------------------------------
     delivered to Seller (i) a certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Buyer with respect to the action of Buyer's Board of Directors authorizing the transactions contemplated by the Agreement, and (ii) a certificate dated the Closing Date and signed by the President or a Vice President of Buyer certifying in such detail as Seller and the Company may reasonably request to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this Section 9.2.

          (d) Approval of Proceedings. All actions, proceedings, instruments and
              -----------------------
     documents required for Buyer to carry out the Agreement, or incidental thereto, and all other related legal matters shall have been approved by Amy R. Etherington, Esq. as counsel for Seller and the Company or such other counsel designated by Seller which approval shall not be unreasonably withheld.

          (e) Opinion of Counsel of Buyer.  There shall have been delivered to
              ---------------------------
     Seller an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, or such other counsel designated by Buyer as Seller may approve, which approval shall not be unreasonably withheld, dated the Closing Date, as set forth on Exhibit G.

          (f) Injunction.  On the Closing Date, there shall be no injunction,
              ----------
    writ, or preliminary restraining order or any order of any nature issued by a court or other Governmental Body of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided, or imposing any conditions on the consummation of the transactions contemplated hereby and no material proceeding or lawsuit shall have been commenced or threatened by any Governmental Body or other Person with respect to any of the transactions contemplated by the Agreement.

          (g) Consents.  All consents, approvals, clearances and authorizations
              --------
    referred to in or contemplated by Section 4.3(c) (excluding any consents contemplated by Section 4.2(a)) or in Schedule 3.3(e) shall have been obtained.

          (h) Engineering Service Agreement.  Buyer and Seller shall have
              -----------------------------
    entered into the Engineering Service Agreement.

          (i) MTBE Supply Agreement.  Seller and Buyer or their respective
              ---------------------
    Affiliates shall have entered into the MTBE Supply Agreement.


                                   PART TEN:

                                 MISCELLANEOUS

    Section 10.1  Notices.  All notices, consents, requests, demands, and other
                  -------
communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if W delivered by hand, (ii) delivered by a recognized overnight commercial courier (receipt requested), or (iii) sent by telecopier (with receipt confirmed), provided that a copy is promptly thereafter mailed in the United States by first-class postage prepaid mail, to the party as follows (or to such other address as any party shall have last designated by fifteen
(15) days, notice to the other Parties).

         If to Seller:

             Texaco Inc.
             2000 Westchester Avenue

             White Plains, New York 10650
             Fax: (914) 253-6342
             Phone: (914) 253-6150
             Attention: Corporate Secretary

         If to Buyer:

             Huntsman Specialty Chemicals Corporation
             500 Huntsman Way
             Salt Lake City, Utah 84108
             Fax: (801) 584-5781
             Phone: (801) 584-5700
             Attention: General Counsel

         With a copy to:

             C. Kevin Barnette, Esq.
             Skadden, Arps, Slate, Meagher & Flom LLP
             1440 New York Avenue N.W.
             Washington, D.C. 20005
             Fax: (202) 393-5760
             Phone: (202) 371-7000

    Section 10.2  Modification. The Agreement, including this Section 10.2 and
                  ------------
the Schedules, shall not be modified except by an instrument in writing signed by or on behalf of all of the Parties.

    Section 10.2  Governing Law. The Agreement shall be governed by and
                  -------------
construed and enforced in accordance with the internal Laws of the State of New York without regard to the conflict of laws principles thereof, except that for purposes of determining whether there has been a breach of any obligation hereunder as a result of a non-compliance with Laws involving matters of real property or employment (including employee benefit matters) , reference shall be made to the relevant local, state, provincial or national Law.

    Section 10.4  Assignment. Seller and Buyer covenant with each other with
                  ----------
respect to assignment as follows:

          (a) No Assignment. The Agreement shall not be assigned by any Party
              -------------
    directly or indirectly to any other Person (whether by the sale of stock or other transfer of ownership interest in a Party, or the sale or transfer by a Person that has an indirect stock or ownership interest in a Party or otherwise).

          (b) Assignment Rights.  Notwithstanding anything to the contrary
              -----------------
    herein, Buyer (and, in the case of Section 10.4(b)(i), the holder or holders, directly or indirectly, of Buyer's capital stock) shall have the right, subject to Seller's consent which shall not be unreasonably withheld,
    (i) to sell the PO/MTBE Business as a whole by means of a sale of the Buyer's capital stock or its direct or indirect parent corporation's capital stock, to a Person; or (ii) to sell the PO/MTBE Business as a whole by means of a sale of all or substantially all of the assets of the Buyer to a Person, and in connection with such sale to assign to such Person all of Buyer's rights under the Agreement and to cause such Person to assume all of Buyer's obligations under the Agreement; or (iii) to sell all or any of the Assets constituting a facility or a parcel of land no less than Fifty (50) acres to one or more Persons, and in connection with such sale to assign to such Person or Persons, Buyer's rights under the Agreement that relate to the Assets so sold and to cause such Person or Persons to assume Buyer's obligations under the Agreement that relate to the Assets so sold; provided, however, that if Buyer assigns any or all of its rights and obligations under the Agreement in accordance with Section 10.4(b)(i),(ii) or (iii), then there shall be no right of assignment of the rights and obligations under the Agreement so assigned thereafter (it being understood and agreed that if, with the consent of Seller, any of Buyer's rights under the Agreement are assigned in accordance with any of the foregoing Section 10.4(b)(i),(ii) or (iii), Seller shall continue to perform Seller's obligations under the Agreement that relate to the rights so assigned).

          (c) Related Party Assignment.  Notwithstanding anything to the
              ------------------------
    contrary herein, each Party shall have the right to assign all or any part of its rights and obligations hereunder to one or more wholly owned subsidiaries of such Party, or in the case of Buyer, to any other entity controlled directly or indirectly by the Huntsman Group, provided that such assignment shall not relieve such Party from its obligations under the Agreement. Notwithstanding anything to the contrary herein, neither the pledge of all or any part of the capital stock of any Person that has a direct or indirect stock or ownership interest in Buyer to any lender providing financing to Huntsman Corporation or any member of the Huntsman Group nor the transfer of such capital stock by any such Person or any assignee of such Person shall constitute an assignment under the Agreement for any purpose.

          (d) Financing. Notwithstanding anything to the contrary herein,
              ---------
    without the prior consent of Seller, Buyer shall have the right to (x) grant a security interest in or collaterally assign the Agreement, (y) create a lien, pledge or mortgage on all or any part of the PO/MTBE Business and (z) pledge all or any part of the capital stock of Buyer in favor of, in each case, to any Person, providing financing to Buyer for use in the purchase of the PO/MTBE Business which financing is secured by, or entered into in connection with, such purchase ("Financing Person"). In the event a Financing Person sells or transfers, directly or indirectly, all or any part of the capital stock of Buyer or the PO/MTBE Business, such Financing Person shall have the assignment rights as set forth in Section 10.4(a), (b) and
    (c), provided however, that if a Financing Person assigns any or all of its rights and obligations under the Agreement in accordance with Section 10.4
    (b) (i) , (ii) or (iii) , then there shall be no right of assignment thereafter unless the PO/MTBE Business as a whole is transferred or sold, and in such case, there shall be a one time right of assignment by the owner of the entire PO/MTBE Business without Seller's consent. Assignments by a Financing Person as set forth in Section 10.4(b)(i) and (ii) and any grants, pledges or assignments as set forth in Section 10.4(d) shall not be subject to Seller's consent but, so long as the Preferred Stock is outstanding, shall be subject to the Intersecurity Agreements and the Series A Preferred Stockholder Agreement, as applicable. So long as the Preferred Stock is outstanding, a Financing Person, as a permitted assignee shall enter into, assume and be made a party to the Intersecurity Agreement by and among BASF Capital Corporation, the Company, Bankers Trust Co., in its capacity as agent for the Lenders under Buyer's Senior Credit Agreement and the Agent for the Lenders under Buyer's Ten Year Term Loan Agreement and any other similar or related documents.

          (e) Structured Sale.  Notwithstanding anything in the Agreement to the
              ---------------
    contrary, (i) a public offering or other disposition of the capital stock of Buyer or any direct or indirect parent corporation of Buyer effected pursuant to the Securities Act of 1933 (including, without limitation, broker's transactions as defined under Rule 144 promulgated thereunder) (any such offering or other disposition, a "Structured Sale") shall under no circumstances be deemed an assignment of Buyer's rights or obligations under the Agreement, provided, however, that immediately following any such Structured Sale, the Huntsman Group collectively owns or controls, directly or indirectly, capital stock of Buyer representing at least thirty (30%) percent of the voting power of all outstanding shares of capital stock of Buyer; and (ii) subject to the Series A Preferred Stockholder Agreement between Buyer and the Company, a transfer of direct or indirect ownership of Buyer's capital stock (other than pursuant to a Structured Sale) shall not be deemed an assignment of Buyer's rights or obligations under the Agreement provided that immediately following any such transfer, the Huntsman Group collectively owns or controls, directly or indirectly, capital stock of Buyer representing at least a majority of the voting power of all outstanding shares of capital stock of Buyer. In the event of a Structured Sale or transfer as contemplated by the immediately preceding sentence, Seller shall continue to perform Seller's obligations under the Agreement. The "Huntsman Group" shall mean, collectively, Jon M. Huntsman, his spouse, sibling and direct descendents, and their respective spouses so long as they remain spouses and any trust for the benefit of any of the foregoing.

    Section 10.5  Counterparts. The Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    Section 10.6  Invalidity. If any of the provisions of the Agreement
                  ----------
including the Schedules is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of the Agreement. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of the Agreement and, on so agreeing, shall incorporate such substitute provision in the Agreement.

    Section 10.7  Entire Agreement and Construction. Except for the
                  ---------------------------------
Confidentiality Agreements, the Agreement contains the entire agreement between the Parties hereto with respect to the agreements and transactions contemplated herein and all prior understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the Parties, understandings which have not been incorporated into the Agreement and the Schedules. The Parties agree that they have jointly participated in the drafting and preparation of the Agreement and that the language of the Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties hereto.

    Section 10.8  Expenses. Except as otherwise expressly provided herein, each
                  --------
Party shall bear its fees, costs and expenses in connection with the transactions contemplated herein, including, without limitation, all legal and accounting fees and disbursements and fees and expenses of other advisors retained by such Party.

    Section 10.9  Waivers and Amendments. All amendments and other modifications
                  ----------------------
hereof shall be in writing and signed by each of the Parties. Any Party may by written instrument (i) waive any inaccuracies in any of the representations or warranties made to it by any other Party contained in the Agreement or in any instruments and documents delivered to it pursuant to the Agreement, or (ii) waive compliance or performance by any other Party with or of any of the covenants or agreements made to it by any other Party contained in the Agreement. The delay or failure on the part of any Party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of the Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

    Section 10.10 Survival of Representations and Covenants. All representations
                  -----------------------------------------
and warranties contained in the Agreement shall survive the Closing and continue for a period of Fifteen (15) months following the Closing Date; provided, that
(i) the representations and warranties of Seller contained in Section 3.2(h) shall continue indefinitely and in Section 3.2(m) shall survive for Sixty (60) days after the expiration of the applicable statute of limitations and (ii) the representations and warranties of Buyer contained in Sections 3.3 (h) , (i) and
(j) shall survive for the period of time the Preferred Stock remains outstanding. The covenants and agreements contained in the Agreement shall survive the Closing and continue in accordance with their respective terms. In the event Buyer or Buyer's Affiliates transfer, sell, assign or use all or any part of the PO/MTBE Business for any purpose other than industrial, manufacturing, chemical or laboratory use, all of

Seller's representations, warranties, covenants, agreements, indemnities and obligations under Part Six of the Agreement shall expire and terminate with respect to such part of the PO/MTBE Business. Any right of indemnification pursuant to Part Seven with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached ("Claim Termination Date"), unless on or prior to the Claim Termination Date a Claim has been made to an Indemnifying Party. If a Claim is timely made, it may continue to be asserted beyond the Claim Termination Date of the representation and warranty to which such Claim relates. A "Claim" means a written notice asserting a breach of a representation or warranty specified in the Agreement, which shall reasonably set forth, in light of the information then known to the Party giving such notice, a description of and estimate (if then reasonable to make) of the amount involved in such breach.

    Section 10.11  Section Headings. The section headings in the Agreement are
                   ----------------
for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provision thereof.

    Section 10.12  Termination. The Agreement may be terminated (i) by mutual
                   -----------
written consent of the Parties at any time prior to the Closing; (ii) by Buyer by notice to Seller given on or before the Closing Date, if Buyer shall discover any material fact or condition existing on the date of such termination which is at variance with any of the representations and warranties of Seller contained in the Agreement; (iii) by and at the option of the Seller if the Closing shall not have occurred on or before the Termination Date; or (iv) by and at the option of the Buyer if the Closing shall not have occurred on or before the Termination Date. Upon any termination the Parties shall have no further obligations under the Agreement; provided, however, Buyer shall hold all information which it has obtained during the transaction contemplated hereby, subject to the Confidentiality Agreement, and the provisions of Sections 1.2, 4.3(b), 10.3, 10.8, 10.12 and 10.13 shall remain in full force and effect. The Parties understand and agree that, from and after the Closing Date, the Confidentiality Agreements shall be of no further force or effect.

    Section 10.13  Dispute Resolution. Seller and Buyer covenant with each other
                   ------------------
as follows:

          (a) Generally.  Any claim, controversy or dispute
              ---------

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

    arising out of, relating to, or in connection with the Agreement or the agreements and transactions contemplated hereby, by Buyer, Buyer's Affiliates, Seller or Seller's Affiliates, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the dispute resolution procedures set forth in Schedule
    10.13. The Parties covenant that they shall not resort to court remedies except as provided for in Schedule 10.13, or for preliminary relief in aid of arbitration.

          (b) Violations.  A Party who violates the covenants in Section 10.13
              ----------
    (a) shall pay all the legal costs incurred by the other Parties in connection with the enforcement thereof. Suits, actions or proceedings in connection with violations of the covenants in Section 10.13(a) and Schedule
    10.13 shall be instituted in the United States District Court for the Southern District of New York, and pursuant to Title IX of the United States Code. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

    IN WITNESS WHEREOF, the Parties hereto have entered into the Agreement as of the date first herein above written.


                              TEXACO INC.


                              By: /S/ Allen J. Krowe


                            TEXACO CHEMICAL INC.


                            By: /s/ Richard L. Masica


                            HUNTSMAN SPECIALTY CHEMICALS
                            CORPORATION


                            By: John M. Huntsman

    IN WITNESS WHEREOF, the Parties hereto have entered into the Agreement as of the date first herein above written.


                            TEXACO INC.



                            By:_____________________________


                            TEXACO CHEMICAL INC.



                            By:_____________________________


                            HUNTSMAN SPECIALTY CHEMICALS
                            CORPORATION


                            By:_____________________________